Exhibit 10.1

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

BY AND BETWEEN

SELCO Service Corporation,
an Ohio corporation

as “Seller”

Cushman & Wakefield Net Lease Trust, Inc.,
a Maryland corporation

As “Buyer”

And

Quantum Corporation,
a Delaware corporation

TABLE OF CONTENTS

Defined Terms	1

Agreement to Convey	4

Termination of Synthetic Lease	4

Earnest Money Deposits	4

Amount	4

Interest on Deposit	5

i

Disposition of Deposits	5

Purchase Price	5

Due Diligence	5

Available Information	5

Title Review & Approval	6

Inspection: Right of Entry	7

Environmental Audit and Intrusive Testing	7

Estoppel Certificates	8

Mechanic’s Liens	9

Return of Seller and Quantum Information	9

Confidentiality	9

Survival	9

Representations and Warranties	9

Seller’s Representations and Warranties	9

Quantum’s Representations and Warranties	11

Buyer's Representations and Warranties	15

No Warranty as to Documents Delivered	16

Survival of Seller's Representations and Warranties	17

Conditions to the Parties’ Obligations	17

Buyer’s Conditions	17

Seller’s Conditions	18

Quantum’s Conditions	19

Covenants	19

Buyer’s Covenants	19

Quantum’s and Seller’s Covenants	22

Escrow Holder; Close of Escrow	23

Escrow	23

Closing Date	23

Prorations/Lease Security Deposit(s).	23

Closing Charges	24

Delivery of Closing Documents	24

Possession of Property	27

Risk of Loss	27

Default	28

Liquidated Damages	28

Default by Seller or Quantum	28

Costs Upon Default	29

Brokerage Commissions	29

Notices	29

Assignment; Binding Effect	29

Mutual Cooperation	30

Miscellaneous	30

Time of the Essence	30

Severability	30

Headings	30

Survival of Covenants	30

Governing Law	30

Entire Agreement	30

Review by Counsel	30

Filing of Reports	30

Third Party Beneficiaries	31

Execution in Counterparts	31

Calculation of Time Periods	31

EXHIBITS

A.	Property Description

B-1	Special Warranty Deed

B-2	Bill of Sale

C.	Estoppel and Attornment Agreement

D.	Assignment and Assumption of Lease, Contracts and Intangible Property

E.	Title Report

F.	Term Sheet for Quantum Space Leases

SCHEDULES

1.	List of Specific Due Diligence Deliverables

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY is dated and to be effective as of November 18, 2005 (the “Effective Date”), and is made by and among SELCO Service Corporation, an Ohio corporation (“Seller”), Cushman & Wakefield Net Lease Trust, Inc., a Maryland corporation (“Buyer”), and Quantum Corporation, a Delaware corporation (“Quantum”).

1.   Defined Terms. For purposes of this Agreement the following terms shall have the following meanings:

        A.  Broker is defined in Section 13.

        B.  Business Day means a day that the recorder of El Paso County, Colorado will accept documents for recording in the Official Records and that federally chartered banks are open for business in San Francisco, California and New York, New York.

        C.  Close of Escrow means the date upon which all documents to be recorded to consummate the transactions described in this Agreement are, in fact, placed of record in the Official Records and the Quantum Space Leases are executed and delivered by Buyer and Quantum.

        D.  Conditions to Buyer’s Obligations are defined in Section 8.A.

        E.  Conditions to Quantum’s Obligations are defined in Section 8.C.

        F.  Conditions to Seller’s Obligations are defined in Section 8.B.

        G.  Deposits are defined in Section 4.

        H.  Due Diligence Date means the date which is the thirtieth (30th) day following the Effective Date.

        I.   Due Diligence Period is the period commencing as of the Effective Date and through and including the Due Diligence Date.

        J.   Escrow Holder is Lawyers Title Insurance Corporation, 150 Federal Street, Boston, Massachusetts 02110, Attn: Robert Capozzi (Fax:  617-619-4849).

        K.  Estoppel and Attornment Agreement means an estoppel and attornment agreement in the form attached hereto as Exhibit C.

        L.  Existing Space Lease means that certain Sublease Agreement between Quantum, as lessor, and Lockheed Martin Corporation (“Lockheed”), as lessee, dated as of August 25, 2004, affecting approximately 70,000 square feet of Building C, a true and complete copy of which is attached as Exhibit A to Exhibit C of this Agreement.

        M.  Existing Synthetic Lease means that certain Lease Supplement and Memorandum of Master Lease, Deed of Trust, Security Agreement and Fixture Filing, dated as of December 17, 2002, between Quantum and Seller, issued pursuant to the Master Lease, Deed of

Trust with Absolute Assignment of Leases and Rents, Security Agreement and Fixture Filing, dated as of December 17, 2002, between Quantum and Seller, both relating to the Property, together with the Participation Agreement and other documents entered into by Quantum, Seller and their affiliates in connection therewith, as the same have been amended from time to time, which agreements will be terminated at Quantum’s expense as of the Close of Escrow.

        N.  Hazardous Substance(s) is any substance, which has been designated by any municipal, state or federal governmental authority or any law, rule, regulation, statute, code, decree, order or ordinance to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, (including, without limitation, any material or substance which is (i) defined as a “hazardous waste” pursuant to Section 1004 of the Federal Resource Conversation and Recovery Act, 42 U.S.C. 6901 et seq., or (ii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 U.S.C. 9601 et seq., or (ii) any asbestos, radon, petroleum derivatives, and radioactive and bio-hazardous waste materials).

        O.  Official Records  are the Official Records of the County Recorder of El Paso County, Colorado.

        P.  Permitted Exceptions are the Existing Space Lease, the Quantum Space Leases, and those exceptions to title to the Property which are otherwise approved or deemed approved by Buyer in accordance with this Agreement, and shall specifically exclude the Existing Synthetic Lease.

        Q.  Property consists of the following:

        (i)       Fee simple title to the parcels of land more particularly described in attached Exhibit A (the “Land”);

        (ii)      Fee simple title to the buildings and structures located on the Land, consisting of approximately 406,000 square feet of space, located at 10125 (“Building A”), 10205 (“Building B”), and 10285 (“Building C”) Federal Drive, Colorado Springs, Colorado (collectively the “Improvements”);

        (iii)      The landscaping, paving, fixtures, facilities, building operating systems, and building equipment located in or about the Improvements or the Land (the “Building Equipment”), together with all furniture, equipment, machinery, inventories, supplies, signs and other tangible personal property, if any, owned by Seller and installed, located or situated on or used in connection with the operation of the Improvements or the Land, subject to depletions, replacements and additions in the ordinary course of business; provided, however, that, except as otherwise provided in this Agreement, the “Property” or the “Building Equipment” shall not include (and the Buyer shall not acquire by this Agreement) any interest in any furniture, trade fixtures or personal property of Quantum or Lockheed;

        (iv)      All agreements, easements, rights of way, rights of ingress or egress, privileges, permits, appurtenances, tenements, hereditaments, mineral rights, water rights, and other rights and benefits belonging or pertaining to the Land or the Improvements;

        (v)      All of Seller’s and Quantum’s right, title and interest in (I) all intangible assets, rights, interests and privileges relating to the Land and Improvements or used in connection with the Land and Improvements, including all of Seller’s and Quantum’s right, title and interest in all (a) warranties, guaranties and sureties relating to the Land and Improvements, (b) licenses, permits, authorizations, certificates of occupancy, development rights, entitlements and approvals relating to the Land and Improvements, (c) names, logos, trademarks, tradenames, symbols and promotional materials relating to the Land and Improvements, and (d) all plans, specifications, drawings, surveys, architectural and engineering data, and building studies relating to the Land and Improvements, and (II) contract rights relating to the Property; provided, however, that to the extent that Quantum will continue to directly contract with service providers and vendors from and after Closing in order to fulfill Quantum’s triple net lease obligations under the Quantum Space Leases, such contract rights of Quantum will not be assigned to Buyer at Closing; and

        (vi)      Seller’s and Quantum’s interest in and to the Existing Space Lease.

        R.  Property Matters means any matter concerning or relating to the Property, including but not limited to, (i) any matter described in any document delivered by Quantum to Buyer pursuant to Section 6, (ii) the physical and environmental condition of the Property, including, without limitation, the size and condition of the Improvements, the topography, climate, water rights, utilities, soil, subsoil, drainage, access to public roads, proposed routes of roads or extensions thereof, compliance of the property with any and all land use, environmental, or other laws, rules, regulations, ordinances, underwriter’s requirements, covenants, conditions, and restrictions to which the Property may be subject, any latent or patent defect in the Property, the condition of the soil, and the presence or absence of any Hazardous Substances in, on or about the Property or the soil, groundwater, surface water, air, or building materials thereof, (iii) the financial aspects of the Property, including, without limitation, the feasibility, convertibility, desirability and suitability of the Property for Buyer’s intended use and purposes, and the value and development potential of the Property, (iv) the legal aspects of the Property, including, without limitation, the Property’s compliance or non-compliance with all statutes, ordinances, codes, regulations, decrees, orders and laws applicable to the Property, (v) the leasing of the Property, including without limitation the Existing Space Lease, any Estoppel and Attornment Agreement or other notice or statement by the tenant thereunder (but excluding the Quantum Space Leases), (vi) the title to the Property and any exception or encumbrance thereon (other than the Existing Synthetic Lease, deed of trust, mortgages, and liens that the Seller and/or Quantum that are or are required to be removed from title at the Close of Escrow under the terms of the Agreement), (vii) the availability and terms of any contracts required for the operation, maintenance, cleaning, or services for the Property, (viii) the existence or non-existence of any governmental or quasi-governmental entitlements, if any, affecting the Property, (ix) any dimensions or specifications of the Property or any part thereof, (x) the zoning, building and land use restrictions applicable to the Property or any portion thereof, and (xi) all other matters which now affect the Property; provided, however, that notwithstanding anything to the contrary in this definition or in the Agreement, “Property Matters” shall exclude, and shall not in any manner whatsoever limit, qualify, modify or nullify, any representations, warranties, covenants or indemnities of Seller and/or Quantum in this Agreement or any other document executed and delivered by Seller and/or Quantum in connection with the transactions set forth in this Agreement (including, without limitation, the Quantum Space Leases).

        S.  Purchase Price is Fifty-Five Million United States Dollars ($55,000,000).

        T.  Quantum Space Leases are the lease(s) to be negotiated by Buyer and Quantum during the Due Diligence Period for a portion of the Property on terms acceptable to Buyer and Quantum and in accordance with Exhibit F.

        U.  Required Closing Date is December 21, 2005, or such earlier or later date as may be agreed by the parties.

        V.  Survey means the most current ALTA/ACSM survey of the Property in Quantum’s possession or control, a true and complete copy of which has been or will be delivered to Buyer.

        W. Title Insurer is Lawyers Title Insurance Corporation.

        X.  Title Report is that certain title commitment/report attached hereto as Exhibit E.

        Y.  Title Review Period is the period commencing as of the Effective Date and continuing through and including the Due Diligence Date.

2.   Agreement to Convey. Seller and Quantum each agree to convey and assign the Property to Buyer, upon the terms and subject to the conditions contained in this Agreement.

3.   Termination of Synthetic Lease.  In consideration of the Buyer’s purchase of the Property upon the Close of Escrow in accordance with the terms of this Agreement, Quantum will deliver termination documents consistent with the Existing Synthetic Lease, and the Existing Synthetic Lease (and Quantum and Seller’s respective rights in the Property thereunder) will terminate and be of no further force and effect upon the Close of Escrow and receipt by them of their respective shares of the Purchase Price as provided in Section 5, below; provided however, that (i) the provisions of the Existing Synthetic Lease which by their terms are intended to survive its termination and Quantum’s duty to discharge the "Asset Termination Value" thereunder shall continue to be binding solely upon Quantum and Seller (and not upon the Property or Buyer) on and after the Close of Escrow to the extent set forth in the Existing Synthetic Lease, and (ii) in no event shall Buyer have any obligation or liabilities with respect to or arising under the Existing Synthetic Lease.

4.   Earnest Money Deposits.

        A.  Amount.  On or before three (3) Business Days following the Effective Date, Buyer shall cause Five Hundred Thousand Dollars ($500,000) (“Deposit #1”) in immediately available funds to be delivered to the Escrow Holder.  Unless this Agreement is terminated by Buyer on or before the Due Diligence Date, then within two (2) Business Days after the Due Diligence Date, Buyer shall cause an additional Five Hundred Thousand Dollars ($500,000) (“Deposit #2”) in immediately available funds to be delivered to the Escrow Holder.  The “Deposits” shall refer to the sum of the Deposit #1 and Deposit #2 as each of said amounts is received by Escrow Holder.  The failure of Buyer to timely deliver Deposit #1 or Deposit #2 to the Escrow Holder shall entitle Quantum, at Quantum’s sole option, to terminate this Agreement immediately by giving written notice of such termination to Buyer, Seller, and the Escrow Holder, whereupon the Deposits (if any) shall be refunded to Buyer.

        B.  Interest on Deposit.  The Deposits shall be held by the Escrow Holder as earnest money deposits towards the Purchase Price in a federally insured (up to the first $100,000 in amount), interest bearing account or other investment suitable for daily investment reasonably acceptable to Quantum and Buyer (and in any event with any risk of loss for the account of Buyer) and with any interest accruing thereon to be added to the Deposits.  The term “Deposits” shall include any and all interest then accrued.

        C.  Disposition of Deposits  The Deposits shall be disbursed by the Escrow Holder as follows:

        (i)         If Buyer terminates this Agreement on or before the Due Diligence Date, the Deposits shall be returned to Buyer.

        (ii)        If the Close of Escrow occurs in accordance with this Agreement, the Deposits shall be credited against the Purchase Price payable by Buyer upon Close of Escrow.

        (iii)       In all other cases the Deposits shall be delivered to the party entitled to the Deposits pursuant to the terms of this Agreement.

5.   Purchase Price.  The Purchase Price for the Property shall be paid by Buyer in immediately available funds at the Close of Escrow in accordance with the following:

        A.  Buyer shall pay to Seller at the Close of Escrow that portion of the Purchase Price equal to the Adjusted Lease Balance and other amounts owed to Seller, if any, under the Existing Synthetic Lease; and

        B.  The remainder of the Purchase Price shall be paid to Quantum in consideration of its agreement to terminate its rights under the Existing Synthetic Lease.

             Seller and Quantum shall notify Buyer in writing of such allocation of the Purchase Price between Seller and Quantum at least three (3) Business Days prior to the Close of Escrow, and Quantum shall indemnify and hold Buyer harmless from any loss, liability, cost or damage incurred by Buyer arising from such allocation by Seller and Quantum or Buyer’s payment in accordance therewith.

6.   Due Diligence.

        A.  Available Information.  Within one (1) Business Day following the Effective Date, each of Quantum and Seller shall (i) deliver true and complete copies of the documents and materials in Seller’s and/or Quantum’s or its respective property manager’s possession or control set forth on Schedule 1 attached hereto to Buyer and (ii) make available to Buyer, for Buyer’s inspection at the Property, all of the other documents and materials in Seller’s and/or Quantum’s or its respective property manager’s possession or control relating to the ownership, operation, construction, permitting, leasing, management, use or occupancy of the Property, or any portion of the Property, including, without limitation, environmental, property condition, engineering and structural reports, appraisals, title insurance policies, surveys, insurance certificates, licenses, permits, certificates of use and occupancy, leases, construction contracts, maintenance and service contracts, guaranties, warranties, building plans and specifications, property and lease correspondence, real estate tax bills, operating reports, and any other due diligence materials reasonably requested by Buyer.  Except as set forth in this Agreement (including, without limitation, Seller’s and Quantum’s representations and warranties set forth in Section 7 hereof), Seller and Quantum have not undertaken any independent investigation as to the accuracy of the documents and materials to be delivered.  Notwithstanding the foregoing, Seller and Quantum shall have no obligation to furnish, or otherwise make available to Buyer, any of the following documents: (i) any internally or externally prepared reports or analysis concerning the valuation or economic performance of the Property (excluding operating reports, rent rolls, real estate tax bills and the like); (ii) any information concerning any other potential purchaser of the Property; (iii) any federal or state income tax returns; (iv) any documents, instruments or agreements evidencing, securing or relating to the Existing Synthetic Lease (excluding matters listed in the Title Report or otherwise of record, and excluding any Leasehold Deed of Trust which the Seller’s affiliate requests that Quantum enter into in connection with the Quantum Space Leases); or (v) any information or documentation that is privileged or otherwise legally protected from disclosure under applicable law.

        B.  Title Review & Approval.  Buyer acknowledges receipt of the Title Report.  During the Title Review Period, Buyer shall be entitled to obtain at its cost such additional title reports and surveys as Buyer may determine to be required.  Buyer shall notify Quantum and Seller in writing (the “Title Notice”) prior to the expiration of the Title Review Period of any exceptions to title whether or not shown on the Title Report or Survey that Buyer will not accept at the Close of Escrow.  If Buyer fails to notify Quantum and Seller in writing of its disapproval of any such exceptions to title or survey by the expiration of the Title Review Period, Buyer shall be deemed to have approved the condition of title to the Property as of the date of the Title Report and all such exceptions to title set forth in the Title Report not objected to shall be deemed “Permitted Exceptions”.  If Buyer timely notifies Quantum and Seller in writing that Buyer objects to any exception to title or survey whether or not shown on the Title Report or Survey, Quantum and Seller shall have seven (7) calendar days after receipt of the Title Notice to notify Buyer either that (a) Quantum or Seller will remove such objectionable exceptions from title on or before the Close of Escrow (provided that such party may extend the Required Closing Date for such period as shall be required to effect such cure, but not more than fifteen (15) Business Days); or (b) no action will be taken by either Quantum or Seller to remove such exception.  Neither Quantum nor Seller shall have any obligation to remove any title exceptions to which Buyer objects, other than the Existing Synthetic Lease and the documents between Seller, Quantum and their affiliates relating thereto which Quantum shall remove at its sole expense, and except as provided below in this Section 6.B.  Notwithstanding anything to the contrary herein, Quantum (with the cooperation of Seller) shall remove, at Quantum’s sole cost and expense, on or prior to the Close of Escrow, (i) any mortgages, deeds of trust, mechanic’s liens and judgment liens affecting the Property (regardless of amount); (ii) any exceptions to title or survey recorded or first arising after the date of the Title Report (regardless of amount) and (iii) the lien of the Colorado Department of Labor and Employment in the amount of $63,379.86 recorded with the Official Records on October 8, 2002.  In addition, Quantum (with the cooperation of Seller) agrees to use reasonable efforts to cure non-monetary liens and title objections, but need not spend more than $500,000 in the aggregate in connection with such efforts.  If, despite the exercise of reasonable efforts, Quantum (with the cooperation of Seller) is unable to cure any such non-monetary lien or title exception to the satisfaction of Buyer, Buyer shall have the right to terminate this Agreement and receive a prompt refund of the Deposits.  If Buyer timely objects to a title exception and neither Quantum nor Seller notifies Buyer that the title exception will be removed within such seven (7) day period as aforesaid on or before the Close of Escrow as permitted by subpart (a) above, then Buyer shall have the right to either notify Quantum whether it rescinds its objection to the title exception or to terminate this Agreement consistent with the terms herein and receive a prompt refund of the Deposits or require Quantum (with the cooperation of Seller) to remove exceptions to the extent required by this Section 6.B.  Any exception to title discovered by Buyer after the Title Review Period shall not be deemed a “Permitted Exception”.  At any time prior to the Close of Escrow, Buyer, at its cost, may obtain a Commitment or Binder for title insurance.  Buyer acknowledges that Seller has informed Buyer that, under Quantum’s existing credit facility with an affiliate of Seller, Quantum is required to execute a Leasehold Deed of Trust in favor of Seller’s affiliate in connection with the Quantum Space Leases; provided, however, that Buyer shall have the right to approve such Leasehold Deed of Trust.  Buyer will review the form of Leasehold Deed of Trust requested by Seller’s affiliate and provide any comments thereon prior to the Close of Escrow.  Seller and Quantum acknowledge that, without limiting Buyer’s rights to further comment on and approve such Leasehold Deed of Trust, any Leasehold Deed of Trust shall not encumber the Property or any interest therein conveyed pursuant to this Agreement and shall be made expressly subject and subordinate to any financing by Buyer of the Property.

        C.  Inspection: Right of Entry.  Buyer and Buyer’s agents, contractors, engineers, consultants, employees and other representatives (collectively, “Buyer’s Representatives”) shall have the right, from and after the Effective Date and subject to the terms and conditions of this Section 6.C, to enter the Property to inspect the same upon reasonable notice to Quantum and in accordance with Quantum’s reasonable rules and regulations for such entry, provided that Buyer does not unreasonably disturb any business of Lockheed and provided that Quantum shall be afforded the opportunity to participate in and observe such visitations.  Buyer shall keep the Property free and clear of any mechanics’ liens, materialmen’s liens or claims arising out of any of Buyer’s activities or those of Buyer’s Representatives on or with respect to the Property.  All entry, inspections and examinations of the Property by Buyer or Buyer’s Representatives shall be at Buyer’s sole cost and expense, shall be done in a workmanlike manner and in accordance with all applicable codes, statutes, ordinances, rules, regulations and laws.  Buyer shall have the right to meet with and contact Lockheed; provided, however, that Buyer agrees not to specifically disclose to Lockheed the status of Quantum’s reimbursement of tenant improvement amounts under the Existing Space Lease; provided, however, that Buyer shall have no liability if Quantum first discloses such status to Lockheed or if Lockheed discovers such status in the course of its review of the Estoppel and Attornment Agreement, its evaluation of its right of first refusal to lease the remainder of Building C or otherwise.  After each entry onto any portion of the Property, Buyer, at its sole cost and expense shall repair (which shall include replacement where necessary) any damage to the Property arising from such entry.  In connection with any inspections of the Property, Buyer’s Representatives will carry liability insurance adequate in Seller’s reasonable judgment and, upon the request of Seller, will provide Seller with written evidence of same.

        D.  Environmental Audit and Intrusive Testing.  Buyer shall not perform any test or inspection or carry out any environmental audit or activity at the Property which is likely to damage or does damage the Property in any way or which is physically intrusive into or a physically sampling of the Improvements, soil, or groundwater of the Property without the prior written consent of Quantum and Seller, which shall not be unreasonably withheld or delayed.  In no event shall

Buyer conduct (or have conducted on its behalf by an environmental auditor) any environmental sampling of the Property without affording Quantum and Seller at least twenty-four (24) hours’ prior written notice of the timing of such testing and the opportunity to review and approve the scope and detailed plan for such work, which approval shall not be unreasonably withheld or delayed.  Upon request, any samples permitted by Quantum to be taken shall be “split” and Quantum shall be afforded the right to obtain a separate analysis of the sample at Quantum’s cost.  Prior to performing any environmental inspections or testing of the Property, Buyer shall obtain any required permits and authorizations, and shall pay all applicable fees required by any public body or agency, in connection therewith.

        E.  Estoppel Certificates.  Promptly following the Effective Date (but no sooner than Lockheed’s exercise or declination or deemed declination to exercise its right of first refusal to lease the balance of Building C unless otherwise requested by Buyer), Quantum shall deliver the form of Estoppel and Attornment Agreement, in the form attached hereto as Exhibit C (as such form may be modified at the request of Buyer), to Lockheed, as tenant under the Existing Space Lease, and shall use reasonable efforts to obtain such Estoppel and Attornment Agreement duly executed by Lockheed in such form as soon as possible.  Quantum shall deliver the tenant’s response to Buyer promptly following Quantum’s receipt thereof.  Buyer shall be deemed to have approved and accepted any Estoppel and Attornment Agreement executed by Lockheed and delivered to Buyer substantially in the form attached hereto as Exhibit C (as such form may be modified at the request of Buyer), without modification or exception.  Within five (5) Business Days following receipt by Buyer of an Estoppel and Attornment Agreement executed by the tenant under the Existing Space Lease, Buyer may notify Quantum and Seller in writing of any objection it may have to any modification or exception made by Lockheed in the Estoppel and Attornment Agreement.  If Buyer timely notifies Quantum and Seller in writing of Buyer’s objection to the Estoppel and Attornment Agreement, then, within five (5) Business Days after receipt of such notice, Quantum may obtain and deliver to Buyer another Estoppel and Attornment Agreement from Lockheed omitting the objectionable modification or exception (and containing no additional modification or exception not previously included in a Estoppel and Attornment Agreement delivered to Buyer), whereupon Buyer’s objection shall be deemed withdrawn.  The execution and delivery of the Estoppel and Attornment Agreement from Lockheed under the Existing Space Lease shall be a condition precedent to Buyer’s obligations to close escrow under this Agreement.  If requested by Buyer, Quantum shall deliver, and use reasonable efforts to obtain, a Subordination, Non-Disturbance and Attornment Agreement from Lockheed in the Buyer’s lender’s then current form, subject to changes consistent with Lockheed’s rights under the Existing Space Lease (the “Lockheed SNDA”).  In addition, if requested by Buyer, Quantum shall execute and deliver Subordination, Non-Disturbance and Attornment Agreement(s) in favor of Buyer’s lender in such lender’s then current form, subject to changes consistent with Quantum’s rights under the Quantum Space Leases.  If requested by Buyer, Quantum shall deliver, and use reasonable efforts to obtain, estoppel certificates and/or certificates of approval in form and substance satisfactory to Buyer from the counterparties or relevant owner’s associations or committees evidencing the satisfaction of the payment and performance obligations under the restrictions, covenants, conditions, easements, declarations, joint maintenance and other agreements listed in the Title Report (the “CCR Estoppels”).  The execution and delivery of the Lockheed SNDA and the CCR Estoppels, if requested by Buyer, shall be a condition precedent to Buyer’s obligations to close escrow under this Agreement.

        F.  Mechanic’s Liens.  Buyer shall not permit any mechanics’, materialmen’s, or other lien against all or any part of the Property to exist as the result of any activity by Buyer or Buyer’s Representatives undertaken in connection with the Property.  If any such lien shall be filed against the Property or any portion of the Property, Buyer shall cause the lien to be discharged or bonded over within ten (10) Business Days after notice thereof.

        G.  Return of Seller and Quantum Information.  If the Escrow fails to close for any reason (other than Quantum’s or Seller’s breach of this Agreement), then all copies of documents, statements, schedules, exhibits and other written information delivered by Seller or Quantum to Buyer or Buyer’s Representative in connection with this Agreement or the transaction contemplated herein, shall at the option of Quantum, promptly be returned to Quantum.

        H.  Confidentiality.  Seller, Quantum, Buyer and their respective representatives shall hold in strictest confidence all data and information obtained with respect to Seller, Quantum, Buyer, the Property, any tenant of the Property, or other matter relating to any of the foregoing, whether obtained before or after the execution and delivery of this Agreement, and shall not disclose the same to others; provided, however, that (i) Buyer may disclose such data and information to its lenders, investors and governmental officials and its and their employees, consultants, appraisers, accountants and attorneys; (ii) the foregoing covenant of confidentiality shall not be applicable to any information otherwise available in the public domain; (iii) Buyer shall be permitted to disclose such information as Buyer may be required by law, court order or subpoena to disclose; (iv) Buyer may disclose the information with the written consent of Seller in its reasonable discretion (with respect to Seller’s information) and with the written consent of Quantum in its reasonable discretion (with respect to all other information), and (v) following the Close of Escrow, Buyer shall be entitled to use and disclose such information as Buyer deems appropriate in its sole and absolute discretion concerning the Property in connection with its ownership and operation of the Property.  Neither Seller nor Quantum shall disclose the terms and conditions of this Agreement, including without limitation, the Purchase Price without the prior written consent of Buyer except to the extent required by law or court order.

        I.  Survival.  The provisions of this Section shall survive any termination of this Agreement.

7.   Representations And Warranties.

        A.  Seller’s Representations and Warranties.  Seller represents and warrants to Buyer and Quantum as follows as of the date hereof and as of the Close of Escrow:

        (i).       Authority.  Seller is a corporation, duly organized and validly existing in the State of Ohio.  Seller has full power, right and authority to enter into and perform this Agreement.  The execution and delivery of this Agreement, delivery of money and all required documents, Seller’s performance of this Agreement and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Seller.  When executed by Seller, this Agreement constitutes the valid and binding obligation of Seller and is enforceable against Seller in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will conflict with or constitute a breach under any agreement or instrument by which Seller or the Property is bound.  There is no action, litigation, investigation or proceeding pending or, to Seller’s actual knowledge, threatened against Seller or relating to the Property, which challenges or impairs Seller’s ability to execute or perform its obligations under this Agreement.  “Seller’s actual knowledge” shall refer to the actual, present knowledge of Donald C. Davis, a Vice President of Seller, as of the date of this Agreement without any duty of investigation or inquiry of any kind or nature whatsoever.

        (ii).      Foreign Person.  Seller is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the income tax regulations issued thereunder.

        (iii).     OFAC.  Seller (i) is not a person or entity with whom Buyer is restricted from doing business with under regulations of the Office of Foreign Asset Control (“OFAC”) of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order, rule or regulation of or administered by OFAC or any other government entity (including, but not limited to, the September 23, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Currency and Foreign Transactions Reporting Act (commonly known as the Bank Secrecy Act) as any of the foregoing has heretofore been amended), or other governmental action, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, or codes promulgated pursuant to any of the foregoing; (ii) is not knowingly engaged in any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) is not in breach in any material respect of any provision of the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder applicable to Seller.

        (iv)       Violations.  Seller has not received written notice of any uncured violation of any federal, state or local law relating to the Property (including an alleged building code violation, health and safety code violation, federal, state or local agency action regarding an environmental matter or zoning violation) that affects or would affect or is alleged to affect the Property or any part thereof or the use or ownership thereof or Seller’s ability to perform hereunder.  For purposes of this Section 7.A(iv) only, “written notice” shall mean notice actually received in Seller’s office at 66 South Pearl Street, Albany, NY 12207 or 1000 South McCaslin Boulevard, Superior, CO 80027.

        (v)        No Other Representations.  The parties agree that, except as set forth in this subsection and as provided in the Deed and other documents and agreement executed by Seller in connection with the Close of Escrow, neither Seller nor any other person on behalf of Seller has made or is making any representation, express or implied to Buyer or Quantum with respect to the Property or the transactions contemplated by this Agreement, and any prior representation by Seller or its agents to Buyer or Quantum in such regard shall have no further force or effect.

        B.  Quantum’s Representations and Warranties.  Quantum represents and warrants to Seller and Buyer as follows as of the date hereof and as of the Close of Escrow:

        (i)       Authority.  Quantum is a corporation duly organized and validly existing in the State of Delaware.  This Agreement constitutes the valid and binding obligation of Quantum and is enforceable against Quantum in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.  Quantum has full power, right and authority to enter into and perform this Agreement.  The execution and delivery of this Agreement, delivery of money and all required documents, Quantum’s performance of this Agreement and the transactions contemplated hereby have been duly authorized by the requisite action on the part of Quantum.  Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will conflict with or constitute a breach under any agreement or instrument by which Quantum or the Property is bound.

        (ii)      Condemnation.  Quantum has received no written notice and has no knowledge of any pending or threatened condemnation proceedings relating to the Property.

        (iii)      Litigation.  There is no action, litigation, investigation or proceeding pending or has been threatened against Seller or Quantum with respect to the Property that affects or would affect the Property or any part thereof or the use or ownership thereof or Quantum’s or Seller’s ability to execute and perform its obligations under this Agreement.

        (iv)      Violations.  Quantum has not received written notice of, and Quantum has no knowledge of, any uncured violation of any federal, state or local law relating to the Property (including, without limitation, an alleged building code violation, health and safety code violation, Americans with Disabilities of Act of 1990 violation, federal, state or local agency action regarding an environmental matter or zoning violation) or any order, rule or regulation of the Board of Fire Underwriters, that affects or would affect or is alleged to affect the Property or any part thereof or the use or ownership thereof or Quantum’s or Seller’s ability to perform hereunder.

        (v)       Foreign Person.  Quantum is not a “foreign person” as defined in Section 1445 of the Internal Revenue Code of 1986, as amended, and the income tax regulations issued thereunder.

        (vi)      Existing Space Lease.  The copy of the Existing Space Lease attached as Exhibit A to Exhibit C of this Agreement is a true and complete copy of the Existing Space Lease.   There is no default by the sublandlord or, to the best knowledge of Quantum, the subtenant under the Existing Space Lease.  The Existing Space Lease is in full force and effect.  There are no sums owing, but unpaid, to the subtenant under the Existing Space Lease.  The Existing Space Lease has not been amended or modified.  To the best of Quantum’s knowledge, Lockheed has no defenses, claims or demands against Quantum, under the Existing Space Lease or otherwise, which can be offset against rents or other charges due or to become due under the Existing Space Lease, except for the Building Fit-Up Allowance as below described.  Quantum has not received any notice from Lockheed under the Existing Lease claiming any breach or default by Quantum under the Existing Space Lease.  There are no arrearages of base annual rent or additional rent by Lockheed under the Lease.  Lockheed is not entitled to any free rent, rebate, rent concession, deduction or offset not set forth in the Existing Space Lease.  Lockheed is not entitled under the Existing Space Lease to receive money, or any contribution from the landlord, either in money or in kind, on account of the construction of any improvements, and all alterations, installations, decorations and other work required to be performed by the landlord under the provisions of the Existing Space Lease have been completed and fully paid for and have been accepted by the Tenant without any claim against landlord related to such improvements and other work under the Existing Space Lease or for payment of any additional Tenant allowances, except as expressly provided in this Section 7.B(vi).

Section 8.a and Section 9.c of the Existing Space Lease provides, in pertinent part, as follows:

“Sublandlord [Quantum] shall provide Subtenant [Lockheed] $10.00 per rentable square foot ($700,000) for subtenant improvements (“Building Fit-up Allowance”). . . .  Otherwise, Subtenant shall take the Subleased Premises in an “as is” condition.  Within ninety (90) [days] after occupancy, the Subleased Premises will be demised at Subtenant’s cost. . . .”

“Sublandlord shall pay the Building Fit-Allowance as and when such costs are actually incurred by Subtenant or the obligations therefore become due.  Subtenant shall submit to Sublandlord from time to time, requests for direct payment to third parties or for reimbursement to Subtenant for costs incurred by Tenant for hard and soft costs of the Subleased Premises construction. . . .  Provided Tenant delivers to Landlord [an] approved draw request, prepared as set forth above, Sublandlord shall pay the costs covered by such payment request within 45 days following receipt thereof.”

“If the entire amount of the Building Fit-Up Allowance and such other allowances has not been used in connection with the design and construction costs, and Subtenant’s other permissible costs, after all such costs have been incurred and paid, the remaining unused and unallocated portion shall be, at Subtenant’s option, credited against the payment of Monthly Base Rent and/or Additional Rent payable under the Sublease until such portions shall be exhausted.”

Quantum has not paid or credited any amount of the Building Fit-Up Allowance against the rentals payable by Lockheed under the Existing Space Lease (and

Lockheed has not requested that any portion of the Tenant Fit-Up Allowance be paid to Lockheed or credited against the rentals so payable by Lockheed).  In the event that any portion of the Building Fit-Up Allowance becomes due and owing to Lockheed under the Existing Space Lease (including, without limitation, in connection with any exercise by Lockheed of any applicable right of first refusal rights triggered by reason of the proposed Quantum Space Leases) or if any portion of the Building Fit-Up Allowance is required to be credited or is offset by Lockheed against the rentals payable by Lockheed, then within ten (10) days following written demand, Quantum shall (as directed by the Buyer) either pay directly to Lockheed, or reimburse Buyer for, any and all portions of the Building Fit-Up Allowance owed to Lockheed.  In consideration of Quantum’s agreements under this Section 7.B(vi), Buyer shall not include a specific reference to the Building Fit Up Allowance in the Estoppel and Attornment Agreement (provided, however, that Quantum acknowledges that the form of the Estoppel and Attornment Agreement attached as Exhibit C hereto is satisfactory to it) and shall not take any other affirmative, direct action to encourage Lockheed to make any claim for any portion of the Building Fit-Up Allowance.  Notwithstanding the foregoing, nothing herein shall be deemed an admission by Quantum or Buyer that any portion of the Building Fit-Up Allowance is due and owing to Lockheed under the Existing Space Lease or that any portion of such Building Fit-Up Allowance is available as a credit against the rentals payable by the subtenant under the Existing Space Lease.  Quantum shall indemnify and save harmless Buyer from all liability, loss, damage, claim or cost (including reasonable attorneys’ fees of counsel of Buyer’s choice) arising from Quantum’s obligations in respect of the Building Fit-Up Allowance or its breach of its obligations set forth in this Section 7.B(vi).  This Section 7.B(vi) shall not be subject to the limitations on time or amount set forth in Section 7.E below.

        (vii)       Leasing Commissions.  There are no leasing commissions required to be paid by Quantum or Seller in connection with the Existing Space Lease (other than as may be related to future renewals, expansions or extensions, but subject to Quantum’s obligation to pay leasing commissions relating to any exercise by Lockheed of its right of first refusal to lease space in Building C set forth in Section 9.B(v) below).

        (viii)      OFAC.  Quantum (i) is not a person or entity with whom Buyer is restricted from doing business with under regulations of OFAC of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order, rule or regulation of or administered by OFAC or any other government entity (including, but not limited to, the September 23, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Currency and Foreign Transactions Reporting Act (commonly known as the Bank Secrecy Act) as any of the foregoing has heretofore been amended), or other governmental action, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, or codes promulgated pursuant to any of the foregoing; (ii) is not knowingly engaged in any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) is not a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder.

        (ix)      No person is entitled to assert a lien against the property for any work, labor or materials which have been furnished to the Property on or prior to the Close of Escrow.  In the event any such lien is asserted against the Property, Quantum shall cause such lien to be discharged by bond or otherwise.  Quantum has not made any claim against any person that performed any work or supplied any labor or materials (including, without limitation, the architect and design builder) or under any guaranty, warranty, bond or insurance policy with respect to the Property that has not been resolved.

        (x)       There does not exist, and on the Closing Date there will not exist, any option to purchase, or right of first refusal or right of first offer, with respect to all or any portion of the Property, or the leasing thereof, or any other agreements whereby any party may acquire any interest in the Property (other than Lockheed’s right of first refusal to lease the remainder of Building C in accordance with Section 4 of the Existing Space Lease).

        (xi)      Quantum has received no notice of and the Quantum has no knowledge of any notice from any insurance carrier or insurance rating bureau or similar agency regarding any dangerous, illegal, or other condition requiring corrective action, with respect to the Property.

        (xii)      Other than the Existing Tenant Lease and the Quantum Space Leases, neither Seller nor Quantum is a party to or bound by, and there are no presently effective leases, lease amendments, lease guaranties, work letter agreements, improvement agreements, subleases, assignments, licenses, concessions, restrictions, covenants, or other agreements (including, without limitation, any oral agreements) with respect to the leasing, use or occupancy of the Property or any part thereof.

        (xiii)      To the best of Quantum’s knowledge, except as set forth in the environmental reports furnished to Buyer by Quantum, no Hazardous Substances are present in, on or under the Property and, to the best of Quantum’s knowledge, there is no present release or threatened release of any Hazardous Substances in, on or under the Property.  Quantum has not received any notice, citation, communication or claim (written or oral) alleging that the Property or any part thereof or any operations and activities therein and thereon or the use and occupancy thereof, are in violation of any applicable environmental laws and to the best of Quantum’s knowledge neither Quantum, Seller nor any person using or occupying the Property or any part thereof is violating any environmental laws or regulations.  Quantum has provided Buyer with true, correct and complete copies of each assessment or report regarding Hazardous Substances pertaining to the Property in Quantum’s possession or control and Quantum has no knowledge of any other assessments or reports regarding Hazardous Substances pertaining to the Property other than those as have been delivered to Buyer.

        (xiv)     Neither Seller nor Quantum is not a party to, or bound by, any service, employment, management, leasing, brokerage or other written agreement or contract relating to the ownership, operation, maintenance, leasing, lease brokerage or management of the Property which will be binding on Buyer or the Property at Closing, except for the Existing Space Lease and the Quantum Space Leases.

        (xv)      To the best of Quantum’s knowledge, there is no existing breach or default under any restrictions, covenants, conditions, easements, declarations, joint maintenance and other agreements listed in the Title Report or any Permitted Exceptions and all amounts due with respect thereto have been fully paid.

        (xvi)      Quantum, for itself, and its successors, does covenant, grant, bargain, and agree to and with Buyer, and its successors and assigns, that at the time of the Close of Escrow, Seller is well seized of the Property, has good, sure, perfect, absolute and indefeasible estate of inheritance, in law, in fee simple, and has good right, full power and lawful authority to grant, bargain, sell and convey the Property, and that the Property is free and clear from all former and other grants, bargains, sales, liens, taxes, assessments, encumbrances and restrictions of whatever kind or nature whatsoever, except the Permitted Exceptions.  Quantum shall and will WARRANT AND FOREVER DEFEND the Property in the quiet and peaceable possession of the Seller, its successors and assigns, against all and every person or persons lawfully claiming the whole or any part of the Property.

        (xvi)      No Other Representations.  The parties agree that, except as set forth in this Section 7 and other documents and agreements to be delivered by Quantum as of the Close of Escrow, neither Quantum nor any other person on behalf of Quantum has made or is making any representation, express or implied to Buyer or Seller with respect to the Property or the transactions contemplated by this Agreement, and any prior representation by Quantum or its agents to Buyer or Seller in such regard shall have no further force or effect.

        C.  Buyer’s Representations and Warranties.  Buyer represents and warrants to Seller and Quantum as follows:

        (i)      Authority.  This Agreement constitutes the valid and binding obligation of Buyer and is enforceable against Buyer in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforcement of creditors’ rights generally and general equitable principles.  Buyer has full power, right and authority to enter into and perform this Agreement.  The execution and delivery of this Agreement, delivery of money and all required documents, Buyer’s performance of this Agreement and the transaction contemplated hereby have been duly authorized by the requisite action on the part of Buyer.  Neither the execution and delivery of this Agreement nor the transaction contemplated by this Agreement will conflict in any material respect or constitute a breach under any agreement or instrument by which Buyer is bound.

        (ii)     OFAC.  Buyer (i) is not a person or entity with whom Seller or Quantum is restricted from doing business with under regulations of OFAC of the Department of the Treasury (including, but not limited to, those named on OFAC’s Specially Designated and Blocked Persons list) or under any statute, executive order, rule or regulation of or administered by OFAC or any other government entity (including, but not limited to, the September 23, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and the Currency and Foreign Transactions Reporting Act (commonly known as the Bank Secrecy Act) as any of the foregoing has heretofore been amended), or other governmental action, comparable laws, rules, regulations, ordinances, orders, treaties, statutes, or codes promulgated pursuant to any of the foregoing; (ii) is not knowingly engaged in any dealings or transaction or be otherwise associated with such persons or entities described in (i) above; and (iii) is either not a person or entity whose activities are regulated by the International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001 or the regulations or orders thereunder or, if so regulated, is not in material breach thereof.

        (iii)      No Other Representations.  Except as expressly set forth in this Section 7, neither Buyer nor any other person on behalf of Buyer has made or is making any representation, express or implied to Seller or Quantum with respect to the Property or the transactions contemplated by this Agreement, and any prior representation by Buyer or its agents to Seller and/or Quantum in such regard shall have no further force or effect.

        D.  No Warranty as to Documents Delivered.  Except as otherwise provided in this Agreement and the documents to be delivered as of the Close of Escrow, neither Seller nor Quantum is making any representation or warranty as to the accuracy of any materials, data or information delivered by Seller, Quantum, or their respective agents to Buyer or Buyer’s Representatives in connection with the transaction contemplated hereby.  Except as otherwise provided in this Agreement and the documents to be delivered as of the Close of Escrow, Buyer acknowledges and agrees that all materials, data and information delivered by Seller, Quantum, or their agents to Buyer or Buyer’s Representatives in connection with the transaction contemplated hereby are provided as a convenience only and that any reliance on or use of such materials, data or information by Buyer or Buyer’s Representatives shall be at the sole risk of Buyer.  Except as otherwise provided in this Agreement and the documents to be delivered as of the Close of Escrow, neither Seller, Quantum, nor any affiliate or agent of Seller or Quantum, nor the person or entity which prepared any report, study or other document delivered by Seller, Quantum or their agents to Buyer or Buyer’s Representatives shall have any liability to Buyer or Buyer’s Representatives for any inaccuracy in any such documents.   Notwithstanding anything to the contrary in this Section 7.D, this Section 7.D shall not in any manner whatsoever limit, qualify, modify or nullify, any representations, warranties, covenants or indemnities of Seller and/or Quantum in this Agreement or any other document executed and delivered by Seller and/or Quantum in connection with the transactions set forth in this Agreement (including, without limitation, the Quantum Space Leases).

        E.  Survival of Representations and Warranties.  The representations and warranties of Buyer and Quantum set forth in this Section 7 shall survive Close of Escrow for a period of twelve (12) months (except for Quantum’s representations and warranties set forth in Section 7.B(vi) and (xvi) which shall survive the Close of Escrow without limitation on time or amount).  Except as set forth in Section 7.B(vi) with respect to Quantum’s Existing Space Lease and Section 7.B(xvi), Quantum shall have no liability to Buyer for a breach of any representation or warranty (a) unless the valid claims for all such breaches collectively aggregate more than Ten Thousand Dollars ($10,000), in which event the amount of such valid claims shall be actionable from the first dollar, up to a maximum of Five Million Five Hundred Thousand Dollars ($5,500,000.00), and (b) unless written notice containing a description of the specific nature of such breach shall have been given by Buyer to Quantum prior to the expiration of said twelve (12) month period.  Quantum shall indemnify Buyer for any loss, liability or damage suffered by Buyer on account of any breach of Quantum’s representations and warranties.  Seller shall have no liability for, or indemnity obligation with respect to, the representations and warranties of Seller set forth in this Section 7 from and after the Close of Escrow; provided, however, Quantum shall indemnify Buyer for any loss, liability or damage suffered by Buyer on account of any breach of Seller’s representations and warranties and, for the avoidance of doubt, nothing herein shall limit Seller’s warranties contained in the Deed, which shall survive the Close of Escrow.  Seller’s indemnification obligations to Quantum, if any, shall be governed by the Existing Synthetic Lease.  The provisions of this Section shall survive Close of Escrow or any termination of this Agreement.

8.   Conditions to the Parties’ Obligations.

        A.  Buyer’s Conditions.  Buyer’s obligations pursuant to this Agreement are expressly conditioned upon the satisfaction of each of the conditions set forth below (the “Conditions to Buyer’s Obligations”) and/or the waiver by Buyer of each of the unfulfilled Conditions to Buyer’s Obligations on or before the date for satisfaction of the condition described below.  Time is of the essence.  The conditions are:

        (i)      Due Diligence.  During the Due Diligence Period, Buyer shall have the right to terminate this Agreement for any reason or no reason whatsoever in its sole and absolute discretion, by delivery to Quantum and the Escrow Holder written notice of such termination on or before the Due Diligence Date, whereupon the Deposits shall be promptly refunded to Buyer, and Buyer shall have no further obligations under this Agreement.  If Buyer fails to timely terminate this Agreement on or before the Due Diligence Date, Buyer shall be conclusively deemed to have waived its right to terminate this Agreement under this Section 8.A(i).

        (ii)      Title Insurance.  On or before the Required Closing Date, Buyer shall have determined that it will be able to obtain at the Close of Escrow, an ALTA policy of title insurance in such form as is customarily issued by the Title Insurer, and with such endorsements as Buyer shall reasonably require, naming Buyer as insured in the amount of the Purchase Price, and showing good and marketable fee title to the Property vested in Buyer, subject only to the Permitted Exceptions.

        (iii)      Quantum Lease.  During the Due Diligence Period, Quantum and Buyer shall have agreed upon the form, terms and conditions of a Quantum Space Lease.  Buyer shall have no obligation to agree to any term which is inconsistent with the terms contained in the non-binding letter of intent previously executed by Buyer and attached hereto as Exhibit F or any other matter objected to by Buyer.  If Buyer and Quantum fail to agree upon the form and substance of the Quantum Space Lease on or before the Due Diligence Date, this Agreement shall automatically terminate, unless Quantum and Buyer agree in writing to extend the date for satisfaction of this condition.

        (iv)      Covenants and Representations.  As of the Close of Escrow, Seller and Quantum shall have performed all of their obligations under this Agreement in all material respects and the Seller’s representations and Quantum’s representations as set forth herein shall be true, accurate and complete in all material respects (except to the extent any such representation is already qualified by materiality, in which case such representation shall be true, accurate and complete in all respects).

        (v)      Material Adverse Change.  As of the Close of Escrow, there shall have been no material adverse change since September 26, 2005 (in the case of Quantum) and September 30, 2005 (in the case of Lockheed) in the financial condition, results of operation or prospects of Quantum or Lockheed, and no voluntary or involuntary bankruptcy, liquidation, reorganization or similar proceeding shall have been initiated with respect to Seller, Quantum or Lockheed.

        (vi)      Actions.  There shall exist no pending or threatened actions, suits, arbitrations, claims, attachments, proceedings, assignments for the benefit of creditors, insolvency, bankruptcy, reorganization or other proceedings, against the Seller or Quantum that would adversely affect the operation or value of the Property or the Seller’s or Quantum’s ability to perform its obligations under this Agreement.

        (vii)      Zoning.  No proceeding to change the zoning or other land use regulations affecting the Property or any part thereof, except as may be initiated by the Buyer, shall then be pending.

If any of the Conditions to Buyer’s Obligations is not satisfied, Buyer shall be entitled to terminate this Agreement and receive  a prompt refund of the Deposits.

        B.  Seller’s Conditions.  All of Seller’s obligations pursuant to this Agreement are expressly conditioned upon the satisfaction of each of the conditions set forth below (the “Conditions to Seller’s Obligations”) and/or the waiver by Seller of each of the unfulfilled Conditions to Seller’s Obligations on or before the date for satisfaction of the condition described below.  Time is of the essence.  The conditions are:

        (i)      Synthetic Lease.  All conditions precedent to the conveyance by Seller of title to a third party buyer under the Existing Synthetic Lease shall have been satisfied or waived by Seller on or concurrently with the Close of Escrow.  Quantum and Seller acknowledge and agree that the sole remaining condition precedent under the Existing Synthetic Lease is the payment by Quantum to Seller of the Adjusted Lease Balance and other amounts due thereunder, which amounts will be paid by application of the Purchase Price in accordance with Section 5 hereof.  In the event that this Condition to Seller’s Obligations is not satisfied for any reason other than solely a default of Buyer of its obligations hereunder, and Seller terminates this Agreement on account thereof, Quantum agrees to promptly reimburse Buyer for its due diligence costs, not to exceed $100,000 in the aggregate.

        (ii)      Covenants and Representations.  As of the Close of Escrow, Buyer shall have performed all of its obligations under this Agreement in all material respects and the Buyer’s representations as set forth herein shall be accurate in all material respects.

        (iii)      Funds.  The Buyer is ready to pay the Purchase Price by wire transfer on the Closing Date.

        C.  Quantum’s Conditions.  All of Quantum’s obligations pursuant to this Agreement are expressly conditioned upon the satisfaction of each of the conditions set forth below (the “Conditions to Quantum’s Obligations”) and/or the waiver by Quantum of each of the unfulfilled Conditions to Quantum’s Obligations on or before the date for satisfaction of the condition described below.  Time is of the essence.  The conditions are:

        (i)      Quantum Lease.  During the Due Diligence Period, Quantum and Buyer shall have agreed upon the form, terms and conditions of a Quantum Space Lease.  Quantum shall have no obligation to agree to any term which is inconsistent with the terms contained in the non-binding letter of intent previously executed by Buyer and attached hereto as Exhibit F or any other matter objected to by Quantum.  If Buyer and Quantum fail to agree upon the form of the Quantum Space Lease on or before the Due Diligence Date, this Agreement shall automatically terminate, unless Quantum and Buyer agree in writing to extend the date for satisfaction of this condition.

        (ii)      Covenants and Representations.  As of the Close of Escrow, Buyer shall have performed all of its obligations under this Agreement in all material respects and the Buyer’s representations shall be accurate in all material respects.

9.   Covenants.

        A.  Buyer’s Covenants.  Buyer shall do the following:

        (i)      Buyer’s Indemnity.  Buyer shall indemnify and hold harmless Quantum, Seller, and the Property from and against any and all liabilities, actions, claims, demands, losses or liens (including, without limitation, mechanic’s liens), reasonable attorneys’ and experts’ fees, costs and expenses directly arising from or directly related to (i) the entry by Buyer or Buyer’s Representatives on the Property, (i) the performance by Buyer or Buyer’s Representatives of any testing or investigations of the Property (except with respect to any loss or liability, including, without limitation, any loss or damage in value to the Property or any loss of sale -- including any obligations to perform response actions -- incurredas a consequence of the discovery by Buyer or Buyer’s Representatives of the presence of Hazardous Substances at the Property or the existence of other defects or conditions with respect to the Property not caused by Buyer or Buyer’s Representatives), or (iii) any negligence or willful misconduct by Buyer or Buyer’s Representative on or about the Property.  Notwithstanding the foregoing, this indemnity shall exclude any and all liabilities, actions, claims, demands, losses or liens (including, without limitation, mechanic’s liens), reasonable attorneys’ and experts’ fees, costs and expenses directly arising from or directly related to any negligence or willful misconduct by Quantum or its respective representatives, agents or employees or any gross negligence or willful misconduct by Seller or its respective representatives, agents or employees.  This indemnity shall survive the Close of Escrow or any termination of this Agreement for a period of one (1) year.

        (ii)      EXCEPT TO THE EXTENT EXPRESSLY SET FORTH TO THE CONTRARY IN (AND SUBJECT TO THE LIMITATIONS, IF ANY, OF) THIS AGREEMENT OR IN THE DEED OR THE OTHER DOCUMENTS EXECUTED AND DELIVERED BY SELLER AND/OR QUANTUM AS OF THE CLOSE OF ESCROW (INCLUDING, WITHOUT LIMITATION, THE QUANTUM SPACE LEASES) AND ANY REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES OF SELLER OR QUANTUM SET FORTH HEREIN OR THEREIN, WHICH SUCH REPRESENTATIONS, WARRANTIES, COVENANTS AND INDEMNITIES ARE MATERIAL INDUCEMENTS TO BUYER’S ENTRY INTO THIS AGREEMENT, BUYER UNDERSTANDS AND AGREES AS FOLLOWS:

SELLER AND QUANTUM ARE NOT MAKING AND HAVE NOT AT ANY TIME MADE, ANY WARRANTIES OR REPRESENTATIONS OF ANY KIND OR CHARACTER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTIES OR REPRESENTATIONS AS TO HABITABILITY, MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE.

UPON CLOSE OF ESCROW, BUYER SHALL ACCEPT THE PROPERTY “AS IS, WHERE IS, WITH ALL FAULTS AND PATENT AND LATENT DEFECTS” AND WITHOUT RECOURSE OF ANY KIND TO SELLER, QUANTUM OR THEIR OFFICERS, DIRECTORS, EMPLOYEES, OR AGENTS.

BUYER HAS NOT RELIED AND WILL NOT RELY ON (AND NEITHER SELLER NOR QUANTUM IS LIABLE FOR OR BOUND BY) ANY EXPRESS OR IMPLIED WARRANTIES, GUARANTIES, STATEMENTS, REPRESENTATIONS OR INFORMATION TO WHOMEVER MADE OR GIVEN, DIRECTLY OR INDIRECTLY, ORALLY OR IN WRITING PERTAINING TO THE PROPERTY OR RELATING THERETO (INCLUDING SPECIFICALLY, WITHOUT LIMITATION, OFFERING PACKAGES DISTRIBUTED WITH RESPECT TO THE PROPERTY) MADE OR FURNISHED BY SELLER, QUANTUM, ANY BROKER, OR ANY EMPLOYEES OR AGENTS REPRESENTING OR PURPORTING TO REPRESENT ANY OF THEM.

BUYER WILL CONDUCT DURING THE DUE DILIGENCE PERIOD, SUCH INVESTIGATIONS OF ALL PROPERTY MATTERS AS BUYER DEEMS NECESSARY OR DESIRABLE TO SATISFY ITSELF AS TO ALL

PROPERTY MATTERS AND WILL RELY SOLELY UPON THE SAME (AND NOT UPON SELLER OR QUANTUM) WITH RESPECT THERETO.  UPON CLOSE OF ESCROW, BUYER SHALL ASSUME THE RISK THAT ADVERSE PROPERTY MATTERS MAY NOT HAVE BEEN REVEALED BY BUYER’S INVESTIGATIONS.  UPON CLOSE OF ESCROW BUYER SHALL BE DEEMED TO HAVE WAIVED, RELINQUISHED AND RELEASED SELLER, QUANTUM AND THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS (THE “RELEASED PARTIES”) FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, TORTS, CAUSES OF ACTION, LOSSES, DAMAGES, LIABILITIES, ATTORNEYS’ FEES, EXPERTS’ FEES, COSTS AND EXPENSES, OF ANY AND EVERY KIND OR CHARACTER, KNOWN OR UNKNOWN, WHICH BUYER MIGHT HAVE ASSERTED OR ALLEGED AGAINST SELLER, QUANTUM, OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS AT ANY TIME BY REASON OF OR ARISING OUT OF ANY PROPERTY MATTER (HEREIN “PROPERTY CLAIMS”).

IN THIS REGARD, BUYER EXPRESSLY WAIVES THE PROVISIONS OF THE COMPREHENSIVE ENVIRONMENTAL QUALITY AND CONTRIBUTION ACT THAT WOULD MAKE SELLER, QUANTUM, OR THEIR RESPECTIVE AFFILIATES, OFFICERS, DIRECTORS, SHAREHOLDERS, EMPLOYEES AND AGENTS LIABLE FOR ANY HAZARDOUS SUBSTANCE AND ANY APPLICABLE PROVISIONS OF ANY STATUTE OR RULE OF LAW WHICH WOULD LIMIT THE WAIVERS GRANTED ABOVE, INCLUDING, WITHOUT LIMITATION, ANY STATUTE OR RULE OF LAW LIMITING WAIVERS OF UNKNOWN CLAIMS.  NOTWITHSTANDING THE FOREGOING, BUYER SHALL NOT BE DEEMED TO HAVE RELEASED THE RELEASED PARTIES IN RESPECT OF, OR WAIVED OR RELINQUISHED, ANY RIGHTS AND REMEDIES, CLAIMS, CAUSES OF ACTION OR LIABILITIES BUYER MAY NOW OR HEREAFTER HAVE AGAINST QUANTUM ARISING FROM (X) THE FRAUD OR INTENTIONAL MISREPRESENTATION OF THE RELEASED PARTIES OR (Y) THIRD PARTY CLAIMS (INCLUDING, WITHOUT LIMITATION, CLAIMS OF TENANTS UNDER LEASES AND THEIR EMPLOYEES) WHICH MAY BE BROUGHT AGAINST BUYER FOR OR IN RESPECT OF THE MATTERS DESCRIBED IN THIS SECTION 9 (INCLUDING, WITHOUT LIMITATION, WRONGFUL DEATH, PERSONAL INJURY, PHYSICAL PROPERTY DAMAGES, TORT AND LANDLORD/TENANT CLAIMS) ALLEGING TO HAVE OCCURRED OR ARISEN PRIOR TO THE CLOSE OF ESCROW.

Buyer’s Initials	Seller’s Initials	Quantum’s Initials

        B.  Quantum’s and Seller’s Covenants.  So long as this Agreement remains in full force and effect, Quantum and Seller shall do the following:

        (i)      Operation Of Property Pending The Close Of Escrow.  Following the Effective Date and pending the Close of Escrow, Quantum shall continue to operate, manage and maintain the Property in the Quantum’s current manner, reasonable wear and tear and, subject to Section 11 hereof, casualties and condemnation excepted.  Quantum shall maintain all existing insurance policies in connection with the Property and shall keep in effect and renew without modification all licenses, permits and entitlements applicable to the Property.  Subject to the requirements of the Quantum Space Leases, Quantum’s existing liability and property insurance pertaining to the Property will be cancelled as of the Close of Escrow (except as to a claim arising prior to the Close of Escrow).  Except as may be required of the landlord by the Existing Space Lease, Quantum shall not make any material alterations to the Property or modify or remove any Improvements that are part of the Property without the prior written approval of Buyer, which approval may be given or withheld in Buyer’s sole and absolute discretion.  For the avoidance of doubt, any alterations which would decrease the value, utility or useful life of the Property shall be deemed “material” for purposes of this Section 9.B(i).

        (ii)      Further Encumbrances.  Neither Seller nor Quantum shall execute any documents or otherwise take any action or omit from taking any action which would have the result of further encumbering the Property in any fashion.  Neither Seller nor Quantum shall in any way solicit or negotiate a financing or sale or lease of, or offer to finance, sell or lease, any of the Property to or with any party other than Buyer.

        (iii)      Leasing; Contracts; Notices.  Neither Quantum nor Seller shall terminate, amend or otherwise modify the Existing Space Lease or any contract affecting the Property, nor enter into any new lease or contract, without the prior consent of Buyer, which consent may be given or withheld in Buyer’s sole and absolute discretion.  Seller and Quantum shall promptly deliver to Buyer copies of (i) any notices or communications from Seller, Quantum or Lockheed relating to the Existing Space Lease (including, without limitation, in respect of any right of first refusal offer, declination or acceptance with respect to the leasing of the balance of Building C), (ii) any notices or communications from any governmental authorities relating to the Property, and (iii) any notices or communications from any third party relating to the Property or the use, operation or ownership thereof.   Quantum (with the cooperation of Seller) agrees to terminate each service, employment, management and other written agreements or contracts at or prior to the Close of Escrow if so requested by Buyer during the Due Diligence Period. Quantum (with the cooperation of Seller) shall use reasonable efforts to obtain the Estoppel and Attornment Agreement, the Lockheed SNDA, and the CCR Estoppels.  Quantum (with the cooperation of Seller) shall send notice to Lockheed, promptly after the Effective Date, in order to trigger Lockheed’s right of first refusal to lease the balance of Building C under the Existing Space Lease and provide additional documentation relative to such Lockheed right of first refusal.

        (iv)      Subsequent Events.  From and after the Effective Date, Quantum shall give prompt written notice to Buyer of any notice actually received by Quantum, or the occurrence of any event actually known to Quantum which would, immediately or with notice or the passage of time, prevent Quantum from performing its obligations hereunder, or constitute a breach of warranty or representation.  Quantum shall promptly use its best efforts to correct, cure or eliminate any such item, notice or event which would prevent Quantum from performing its obligations hereunder.

        (v)      Lockheed ROFR.  In the event that Lockheed exercises its right of first refusal with respect to the leasing of the remaining space in Building C, Quantum shall pay any improvement allowance payable to Lockheed and any leasing commissions due in connection with such exercise, and Quantum shall indemnify Buyer for, and hold Buyer harmless from and against, any loss, liability, cost, claim or damage suffered by Buyer on account of Quantum’s failure to timely pay such improvement allowance and leasing commissions.  For the avoidance of doubt, Quantum’s obligations under this Section 9.B(v) shall not be subject to any of the limitations set forth in Section 7.E.

10.   Escrow Holder; Close of Escrow.

        A.  Escrow.  The transaction contemplated by this Agreement shall be consummated through an escrow opened with Escrow Holder, and Seller, Buyer, and Quantum each agree to deposit with Escrow Holder on or prior to the Required Closing Date all funds and documents necessary to consummate the transaction contemplated by this Agreement in accordance with the terms and conditions of this Agreement.

        B.  Closing Date.  Close of Escrow shall occur on the Required Closing Date, unless the parties mutually agree in writing to a different date.  The parties expressly agree that time is of the essence with respect to the closing of this transaction.

        C.  Prorations/Lease Security Deposit(s).  All real property taxes, installments of principal and interest on assessments, base rents and tenant reimbursement of operating and other expenses under leases, and other expenses of the Property and the Existing Space Lease shall be prorated between Quantum and Buyer as of the Close of Escrow, such that Quantum shall bear the burden of such expenses to the date immediately preceding the Close of Escrow and Buyer shall bear the burden of such expenses on and after the Close of Escrow, subject however to recovery of such expenses as allowed by the Existing Space Lease and the Quantum Space Leases (provided, however, that Quantum shall not receive any credit from Buyer at Closing for any such items to the extent not actually paid as of the Closing Date).  Buyer shall assume the principal amounts of any governmental assessments which encumber the Property as of the Close of Escrow.  Buyer, Seller, and Quantum shall reasonably cooperate to produce, at least three (3) Business Days prior to the Required Closing Date, a schedule of prorations and closing costs in accordance with the provisions of this Agreement and the Existing Synthetic Lease (the “Closing Statement”), which is as complete and accurate as is then reasonably possible.  All prorations which can be reasonably estimated as of the Close of Escrow shall be made in escrow on the Close of Escrow.  All other prorations and any adjustments to the initial estimated prorations, shall be made by Buyer, Seller, and Quantum within thirty (30) days following the Close of Escrow (or such later time as may be reasonably required in the exercise of due diligence to obtain the necessary information).  Any net credit due one party from another as the result of such post-closing prorations and adjustments shall be paid to in cash immediately upon the parties’ written agreement to a final schedule of post-closing adjustments and prorations.  The provisions of this Section 10.C shall survive the Close of Escrow and the recordation of the deed.

        D.  Closing Charges.  Quantum shall pay the premium for any owner’s policy of title insurance obtained by Buyer.  Buyer and Quantum shall pay the other closing costs for this transaction, including without limitation, city and county real property transfer tax, escrow fees, recording fees, and the like, in accordance with the custom prevailing in El Paso County, Colorado, as determined by the Escrow Holder.  Seller shall not have any liability for any such closing costs, provided that Quantum shall be responsible for any such costs that would have otherwise been payable by Seller.

        E.  Delivery of Closing Documents

        (1)      By Seller:  On the Required Closing Date, Seller shall deliver to Buyer the following documents:

        (i)      The Special Warranty Deed in the form attached as Exhibit B-1, duly executed and acknowledged by Seller for recording in the Official Records conveying good and clear record, marketable and insurable title to the Property to the Buyer, subject only to the Permitted Exceptions; provided, that the issuance of title insurance at the Close of Escrow satisfactory to Buyer shall be evidence of Seller’s conveyance of good and clear record, marketable and insurable title to the Property to the Buyer;

        (ii)      The Bill of Sale in the form of attached Exhibit B-2, duly executed and acknowledged by Seller;

        (iii)      The Assignment and Assumption of Lease, Intangible Property and Contracts in the form of attached Exhibit D, duly executed and acknowledged by Seller, for recording in the Official Records;

        (iv)      Such affidavits as Buyer, Quantum and/or Escrow Holder shall reasonably require to determine that no tax withholding is required from the Purchase Price with respect to Seller, including without limitation, a certificate of non-foreign status to confirm that Seller is not subject to withholding of any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986 or any comparable Colorado statute, duly executed by Seller;

        (v)      Evidence of the existence, organization and authority of Seller and of the authority of the persons executing documents on behalf of Seller reasonably satisfactory to the Title Insurer and Buyer;

        (vi)      Mechanics lien and parties in possession affidavit and as to other customary title insurance matters, and if the Close of Escrow shall be conducted as a “New York” style closing, a gap indemnity, each in form and substance reasonably satisfactory to the Title Insurer, duly executed and acknowledged by Seller;

        (vii)      A certificate from an officer of the Seller certifying that all representations and warranties made herein by Seller are true and correct in all material respects as of the Close of Escrow;

        (viii)     A Closing Statement duly executed by Seller;

        (ix)      Any required transfer tax forms duly executed and acknowledged by Seller;

        (x)       A notice to Lockheed of the sale of the Property in form and substance reasonably satisfactory to the parties duly executed by Seller; and

        (xi)      Such other documents as may be required of Seller pursuant to the terms of the Existing Synthetic Lease or this Agreement in order to close escrow in accordance with this Agreement.

        (2)      By Quantum:  On the Required Closing Date, Quantum shall deliver to Buyer the following documents:

        (i)       The Bill of Sale in the form of attached Exhibit B-2, duly executed and acknowledged by Quantum;

        (ii)       Such affidavits as Buyer and Escrow Holder shall reasonably require to determine that no tax withholding is required from the Purchase Price with respect to Quantum, including without limitation, a certificate of non-foreign status to confirm that Seller is not subject to withholding of any portion of the Purchase Price pursuant to Section 1445 of the Internal Revenue Code of 1986 or any comparable Colorado statute, duly executed by Quantum;

        (iii)       The Assignment and Assumption of Lease, Intangible Property and Contracts in the form of attached Exhibit D, duly executed and acknowledged by Quantum, for recording in the Official Records;

        (iv)       The Quantum Space Leases, executed and acknowledged by Quantum, together with memoranda thereof, suitable for recording in the Official Records; and

        (v)       Evidence of the existence, organization and authority of Quantum and of the authority of the persons executing documents on behalf of Quantum reasonably satisfactory to the Title Insurer and Buyer;

        (vi)       Mechanics lien and parties in possession affidavit and as to other customary title insurance matters, and if the Close of Escrow shall be conducted as a “New York” style closing, a gap indemnity, each in form and substance satisfactory to the Title Insurer, duly executed and acknowledged by Quantum;

        (vii)       A certificate from an officer of Quantum certifying that all representations and warranties made herein by Quantum are true and correct in all material respects as of the Close of Escrow;

        (viii)      A Closing Statement duly executed by Quantum;

        (ix)       Original of the Existing Space Lease and all warranties, guaranties, indemnities, construction contracts, permits, licenses, certificates of use and occupancy, plans and specifications, keys, card readers and other books, files and records pertaining to the Property;

        (x)        Any required transfer tax forms, duly executed and acknowledged by Quantum;

        (xi)       A notice to Lockheed of the sale of the Property in form and substance reasonably satisfactory to the parties duly executed by Quantum; and

        (xii)      Evidence that notice has been given to Lockheed and that Lockheed has accepted or declined (or is deemed to have declined) to accept the offer with respect to the leasing of the balance of Building C, in form and substance reasonably satisfactory to Buyer and its Title Insurer and lender;

        (xiii)      A current Estoppel and Attornment Agreement from Lockheed in favor of Buyer and its lender in the form attached hereto as Exhibit C and, if applicable, the Lockheed SNDA, and the CCR Estoppels;

        (xiv)      Satisfactory evidence of Quantum’s payment of amounts due to the Broker (i.e., a duly executed Broker’s Acknowledgment Concerning Brokerage Commission).

        (xv)      Such other documents as may be required of Quantum pursuant to the terms of the Existing Synthetic Lease or this Agreement in order to close escrow in accordance with this Agreement.

        (3)      By Buyer:  On the Required Closing Date, Buyer shall deliver to Seller and Quantum, the following documents:

        (i)      The Bill of Sale and Assignment of Rights in the form of attached Exhibit B-2, duly executed and acknowledged by Buyer;

        (ii)      The Assignment and Assumption of Lease in the form of attached Exhibit D, duly executed and acknowledged by Buyer for recording in the Official Records;

        (iii)      Evidence of the existence, organization and authority of Buyer and of the authority of the persons executing documents on behalf of Buyer reasonably satisfactory to the Title Insurer, Seller and Quantum;

        (iv)      A certificate from an officer of the Buyer certifying that all representations and warranties made herein by Buyer are true and correct in all material respects as of the Close of Escrow;

        (v)       A Closing Statement duly executed by Buyer;

        (vi)      Such other documents as may be reasonably required pursuant to the terms of this Agreement to close escrow in accordance with this Agreement.

        F.  Possession of Property.  Possession of the Property shall be delivered to Buyer at Close of Escrow in the condition existing on the Effective Date, damage caused by Buyer or its agents, employees, and contractors excepted.

11.   Risk of Loss.

        A.  Subject to Seller’s and Quantum’s obligations under Section 9B, if a casualty to the Property occurs, or if a part of the Property is taken by eminent domain, the parties’ obligations under this Agreement shall nevertheless continue in accordance with this Agreement, unless this Agreement is terminated in accordance with this Section.

        B.  If any eminent domain proceeding is first commenced or threatened after the Effective Date, Buyer may elect either (i) to terminate this Agreement, or (ii) to take title to the Property subject to such proceeding, in which event, Seller and Quantum shall assign to Buyer all of their right, title, and interest in the proceeds of such proceeding at the Close of Escrow.

        C.  If any fire, windstorm, snowstorm, vandalism, terrorism, or other casualty damages or destroys the Property or any portion thereof on or after the Effective Date (a “Loss”) and the damage resulting to the Property from the Loss is “Material” (as herein defined), then Buyer may terminate this Agreement by delivery of a termination notice to Quantum and Seller at any time on or prior to the Required Closing Date.  The parties agree that damage arising from a Loss is “Material”, if the cost to restore the Property to at least as good condition as existed immediately prior to the Loss exceeds Two Hundred Fifty Thousand Dollars ($250,000) or if Lockheed would have a right to terminate the Existing Space Lease on account of such Loss; provided that if the applicable building codes or other laws or regulations require work exceeding the repair or replacement of the actual damage, the cost shall be considered to include all the work so required.  If this Agreement is not terminated following a Loss in accordance with this Section, then at the Close of Escrow, Seller and Quantum shall assign to Buyer all proceeds of insurance and shall pay Buyer the amount of any applicable deductible with respect to the Loss.

12.   Default

        A.  Liquidated Damages. IF THE CLOSE OF ESCROW IS NOT CONSUMMATED ON OR BEFORE THE REQUIRED CLOSING DATE SOLELY BY REASON OF A MATERIAL DEFAULT BY BUYER, THE DEPOSITS (INCLUDING ALL INTEREST EARNED FROM THE INVESTMENT THEREOF) SHALL BE PAID TO AND RETAINED BY QUANTUM, AS LIQUIDATED DAMAGES AND THE EXISTING SYNTHETIC LEASE SHALL CONTINUE IN ACCORDANCE WITH ITS TERMS.  THE PARTIES ACKNOWLEDGE THAT THE ACTUAL DAMAGES TO QUANTUM, IN THE EVENT THAT THE SALE IS NOT CONSUMMATED WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  THEREFORE, BY SEPARATELY EXECUTING THIS SECTION BELOW, THE PARTIES ACKNOWLEDGE THAT THE DEPOSITS ARE NON-REFUNDABLE (EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT) AND HAVE BEEN AGREED UPON, AFTER NEGOTIATION, AS THE PARTIES’ REASONABLE ESTIMATE OF QUANTUM’S DAMAGES.  THE DEPOSITS (AND BUYER’S OBLIGATIONS UNDER SUBPART C OF THIS SECTION) ARE SELLER’S AND QUANTUM’S EXCLUSIVE REMEDIES AGAINST BUYER IN LAW OR IN EQUITY FOR BUYER’S FAILURE TO CLOSE ESCROW.  HOWEVER, IN NO EVENT SHALL THIS SECTION LIMIT THE DAMAGES RECOVERABLE BY ANY PARTY AGAINST THE ANOTHER PARTY UNDER ANY INDEMNIFICATION PROVISION OF THIS AGREEMENT WHICH BY ITS TERMS SURVIVES THE TERMINATION OF THIS AGREEMENT.  BY SEPARATELY EXECUTING THIS SECTION BELOW, BUYER, SELLER, AND QUANTUM EACH ACKNOWLEDGE THAT THEY HAVE READ AND UNDERSTOOD THE ABOVE PROVISION COVERING LIQUIDATED DAMAGES, AND THAT EACH PARTY WAS REPRESENTED BY COUNSEL WHO EXPLAINED THE CONSEQUENCES OF THIS LIQUIDATED DAMAGES PROVISION AT THE TIME THIS AGREEMENT WAS EXECUTED.

Buyer’s Initials	Seller’s Initials	Quantum’s Initials

        B.  Default by Seller or Quantum.  In the event Seller or Quantum defaults in any material respect or fails to consummate the Close of Escrow hereunder, Buyer shall be entitled to (i) terminate this Agreement and receive the return of the Deposits (and any sums payable by Seller or Quantum under subpart C or this Section) and receive a reimbursement from Quantum of Buyer’s due diligence costs, not to exceed $100,000 in the aggregate; (ii) seek specific performance or (iii) waive such default and proceed to closing.

Buyer’s Initials	Seller’s Initials	Quantum’s Initials

        C.  Costs Upon Default.  Seller and Quantum shall share the cost of their performance of this Agreement in accordance with the terms of the Existing Synthetic Lease.  Subject to the foregoing sentence, if this Agreement terminates on account of Seller’s or Quantum’s default or inability to satisfy a condition to closing, Quantum shall bear all non-avoidable escrow and title costs that are incurred as a consequence of such termination.  If this Agreement terminates on account of Buyer’s default or inability to satisfy a condition to closing, Buyer shall solely bear all non-avoidable escrow and title costs that are incurred as a consequence of such termination.  Subject to the foregoing and any express provision of this Agreement to the contrary, each party shall bear all cost of its performance of its obligations under this Agreement.

13.   Brokerage Commissions.  Each party hereto represents to the other that it has not incurred, directly or indirectly, any liability on behalf of the other party for the payment of any real estate brokerage commissions, finder’s fees or other compensation to any agents, brokers, salesmen or finders by reason of the consummation of the transaction contemplated by this Agreement, other than to Newmark Capital Group (the “Broker”).  In this regard, each party shall indemnify, defend and hold the other parties harmless from and against any claim, liability or expense for any brokerage commissions, finder’s fees or other compensation claimed to be due and owing by reason of its activities in entering into or consummating the transaction contemplated by this Agreement, other than (in the case of Seller and Buyer only) the brokerage commission payable to Broker.  Quantum shall pay the commissions owing to the Broker pursuant to a separate agreement between Quantum and the Broker.  Buyer shall pay, if, as and when the Close of Escrow occurs, the commissions owing to a buyer’s broker, if any, retained by Buyer pursuant to a separate agreement between Buyer and such buyer’s broker.

14.   Notices  Any notice required or permitted to be given by a party to this Agreement pursuant or with respect to this Agreement, shall be in writing and shall be personally served or, in lieu of personal service, may be given by depositing such notice in United States next business day mail, postage prepaid, by recognized overnight courier or by facsimile transmission, addressed to the other party at the party’s address for notices set forth below the party’s signature at the end of this Agreement.  Any notice which is personally served shall be deemed given upon receipt of such personal service.  Any notice given by mail shall be deemed given on the next business day after deposit in United States next business day mail.  Any notice given by recognized overnight courier shall be deemed given on the next business day after deposit with such overnight courier.  Any notice given by facsimile shall be deemed given upon confirmed facsimile transmission.  Either party may, by written notice to the other in the manner provided in this Section, change the address for its notices.  Notices given by counsel to a party shall be deemed given by such party.

15.   Assignment; Binding Effect  Buyer may not assign this Agreement except with the written consent of Quantum and Seller, and any purported assignment of this Agreement without Quantum and Seller’s written consent shall be void and of no effect.  Notwithstanding the foregoing, Buyer, without the consent of Seller or Quantum, may assign this Agreement to one or more entities so long as one or more entities is an affiliate of Buyer or Cushman & Wakefield Net Lease

Operating Partnership, L.P. (“CWNLOP”) or an entity controlling, controlled by, or under common control with Buyer or CWNLOP or in which Buyer or CWNLOP holds, directly or indirectly, a ten percent (10%) or greater interest.  Except as provided in the preceding sentence, this Agreement shall be binding upon and inure to the benefit of the respective assigns, heirs, successors and legal representatives of each of the parties.

16.   Mutual Cooperation.  Each party hereto agrees to execute, acknowledge, and deliver (or to cause to have executed, acknowledged and delivered) such other and further instruments and documents as are reasonably necessary to carry out this Agreement.

17.   Miscellaneous.

        A.  Time of the Essence.  The parties agree that time is of the essence for the performance of each and every covenant and for the satisfaction of each and every condition contained in this Agreement.

        B.  Severability.  If any provision(s) of this Agreement (the absence of which shall not frustrate the basic intent of the parties) are adjudged to be unenforceable or invalid, it is the specific intent of the parties that the remainder of this Agreement shall not be affected by such unenforceability or invalidity, but shall remain in full force and effect.

        C.  Headings.  The headings contained in this Agreement are for reference purposes only and shall not limit or define the meaning of the text of this Agreement.

        D.  Survival of Covenants.  Except as otherwise provided herein, the representations, warranties and covenants contained in this Agreement shall survive the Close of Escrow and shall not be deemed merged in the deed delivered to Buyer, but shall remain in full force and effect.

        E.  Governing Law.  This Agreement shall be governed by, and construed in accordance with, the laws of the State of Colorado.

        F.  Entire Agreement.  This Agreement together with Exhibits A-F attached hereto (which are by this reference incorporated herein) shall constitute the entire agreement between the parties with regard to the subject matter of this Agreement, and shall supersede all other agreements respecting the subject matter of this Agreement.  This Agreement shall be not be modified by any party by any oral representation made before or after the execution of this Agreement, and all modifications must be in writing signed by Seller, Buyer and Quantum.

        G.  Review by Counsel.  The parties acknowledge that each party and its counsel have reviewed and approved this Agreement, and the parties hereby agree that the normal rule of construction to the effect that any ambiguities are to be resolved against the drafting party shall not be employed in the interpretation of this Agreement or any amendments or exhibits hereto.

        H.  Filing of Reports.  The Escrow Holder shall be solely responsible for the timely filing of any reports or returns required pursuant to the provisions of Section 6045(e) of the Internal Revenue Code of 1986 as amended (and any similar reports or returns required under any state or local laws) in connection with the Close of Escrow.

        I.  Third Party Beneficiaries.  This Agreement is for the benefit of Buyer, Seller, Quantum, and their respective agents, employees, shareholders, officers, directors, members, partners and successors and no third party shall be entitled to the benefit of any of the provisions of this Agreement.

        J.  Execution in Counterparts.  This Agreement may be executed in counterparts by the parties hereto and together such executed counterparts shall constitute this Agreement.  This Agreement shall become binding when all parties have each executed four counterparts hereof and have faxed a copy of an executed counterpart to each of the other parties.  All executed counterparts shall be promptly delivered after signing to Lawyers Title Insurance Corporation, for collation into the agreement, which shall be distributed to the parties and to Escrow Holder.

        K. Calculation of Time Periods.  Unless otherwise specified, in computing any period of time described herein, the day of the act or event after which the designated period of time begins to run is not to be included and the last day of the period so computed is to be included, unless such last day is not a Business Day, in which event the period shall run until the end of the next day which is a Business Day.

Signatures on following pages

IN WITNESS WHEREOF, the Seller has executed this Agreement on the date and at the time set forth below.

Date: November 18, 2005	SELCO Service Corporation,
an Ohio corporation

	By:	/s/ DONALD C. DAVIS
	Name:	Donald C. Davis
	Its:	Vice President

Address for Notices:

SELCO Service Corporation
c/o Key Equipment Finance
1000 South McCaslin Boulevard
Superior, CO 80027
Attention: Donald C. Davis, Vice President
Tel.: (720) 304-1061
Fax: (720) 304-1414

Copy to:

Jane M. Hawkins
Reed Smith LLP
Two Embarcadero Center, Suite 2000
San Francisco, CA 94111
Tel.: (415) 543-8700
Fax: (415) 391-8269

IN WITNESS WHEREOF, the Buyer has executed this Agreement on the date and at the time set forth below.

Date: November 18, 2005	Cushman & Wakefield Net Lease Trust, Inc.,
a Maryland corporation

	By:	/s/ DAVID H. WENK
	Name:	David H. Wenk
	Its:	Vice President

Address for Notices:

Cushman & Wakefield Net Lease Trust, Inc.
51 West 52nd Street, 9th Floor
New York, NY 10019
Attention: David H. Wenk
Tel.: (212) 841-7850
Fax: (212) 698-2514

Copy to:

James L. Black, Jr.
Bingham McCutchen LLP
150 Federal Street
Boston, MA 02110
Tel.: (617) 951-8754
Fax: Fax:: (617) 951-8736

IN WITNESS WHEREOF, the Quantum has executed this Agreement on the date and at the time set forth below.

Date: November 18, 2005		Quantum Corporation,
a Delaware corporation

	By:	/s/ EDWARD J. HAYES. JR.
	Name:	Edward J. Hayes Jr
	Its:	Executive Vice President and
Chief Executive Officer

Address for Notices:

Quantum Corporation
Attention: Mary Springer, Treasurer
1650 Technology Drive, Suite 800
San Jose, CA 95110
Tel.: (408) 944-4452
Fax: (408) 944-6501

Copy to:

Quantum Corporation
Attention: Kenneth C. Howell
Sr. Corporate Counsel
1650 Technology Drive, Suite 800
San Jose, CA 95110
Tel.: (408) 944-4462
Fax:: (408) 944-6581

FIRST AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS FIRST AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of this 19th day of December, 2005, by and among SELCO Service Corporation, an Ohio corporation (the “Seller”), Cushman & Wakefield Net Lease Trust, Inc., a Maryland corporation (the “Buyer”), and Quantum Corporation, a Delaware corporation (“Quantum”).

RECITALS:

A.      Seller, Buyer and Quantum have entered into that certain Agreement for Purchase and Sale of Real Property dated as of November 18, 2005 (the “Agreement”), concerning the Property, as defined therein.  Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B.      Seller, Buyer and Quantum have agreed to modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties do hereby agree as follows:

1.      Amended Definitions.  The following definitions set forth in the Agreement are hereby amended as follows:

       a.      Due Diligence Date.  The definition of Due Diligence Date set forth in Section 1.H. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

              “Due Diligence Date means December 30, 2005.”

       b.      Purchase Price. The definition of Purchase Price set forth in Section 1.S. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

              “Purchase Price is Fifty-Four Million Two Hundred Fifty Thousand United States Dollars ($54,250,000).”

       c.      Required Closing Date.  The definition of Required Closing Date set forth in Section 1.U. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

              “Required Closing Date means January 20, 2006, or such earlier or later date as may be agreed by the parties.”

2.      Term Sheet for Quantum Space Leases.  The Primary Term of the Quantum Space Lease for 43,519 square feet in Building B as set forth in Exhibit F of the Agreement is hereby amended by deleting “(5-Year Term) NNN” and substituting in place thereof the following: “(7-Year Term) NNN”.  The rental calculations set forth in Exhibit F of the Agreement to be included in the Quantum Space Lease shall be adjusted accordingly to reflect the extended term for such portion of Building B.  At Closing, Quantum will master lease from Buyer (pursuant to a Quantum Space Lease) the portion of Building C that is subject to the Existing Space Lease for a term coterminous with the present term of the Existing Space Lease (i.e., expiring in 2009); provided that the fixed rent due with respect the portion of Building C that is subject to the Existing Space Lease shall be the same as the fixed rent payable by Lockheed under the Existing Space Lease.  Exhibit D to the Agreement (Assignment and Assumption of Lease) will be modified to reflect that the Existing Space Lease will remain a direct lease between Quantum and Lockheed.

3.      Buyer’s Conditions.  The following text is hereby inserted into the Agreement as Section 8.A.(viii):

              “Quantum and Lockheed shall enter into an amendment to the Existing Space Lease in form and substance satisfactory to Buyer and Quantum, pursuant to which, among other things, references to the Existing Synthetic Lease will be deleted and references to the Quantum Space Lease for Building C will be substituted therefor and the parties will acknowledge that, upon the expiration of the current term thereof, the Existing Space Lease will become a direct lease between Lockheed and Buyer.  The Estoppel and Attornment Agreement executed by Lockheed shall reflect such amendment.  Lockheed shall have entered into a subordination, non-disturbance and attornment agreement satisfactory to Buyer with respect to the Existing Space Lease, as modified by the amendment thereto described above.”

4.      No Exclusivity as to Quantum.  In the last sentence of Section 9B(ii) of the Agreement, the words “Neither Seller nor Quantum shall” are hereby deleted and replaced with the words “Seller shall not”.

5.      Miscellaneous.  The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect.  This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument.  Each party may rely upon a facsimile counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.Signatures to Follow

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:	SELCO SERVICE CORPORATION,
an Ohio corporation

	By:	/s/ DONALD C. DAVIS
	Name:	Donald C. Davis
	Title:	Vice President

BUYER:	CUSHMAN & WAKEFIELD,
NET LEASE TRUST, INC.,
a Maryland corporation

	By:	/s/ DAVID H. WENK
	Name:	David H. Wenk
	Title:	Vice President

QUANTUM:	QUANTUM CORPORATION,
A Delaware corporation

	By:	/s/ EDWARD J. HAYES, JR.
	Name:	Edward J. Hayes, Jr.
	Title:	Executive Vice President and Chief Financial Officer

SECOND AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS SECOND AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of this 29th day of December, 2005, by and among SELCO Service Corporation, an Ohio corporation (the “Seller”), Cushman & Wakefield Net Lease Trust, Inc., a Maryland corporation (the “Buyer”), and Quantum Corporation, a Delaware corporation (“Quantum”).

RECITALS:

A.     Seller, Buyer and Quantum have entered into that certain Agreement for Purchase and Sale of Real Property dated as of November 18, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated as of December 19, 2005 (as amended, the “Agreement”), concerning the Property, as defined therein.  Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B.     Seller, Buyer and Quantum have agreed to modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties do hereby agree as follows:

1.     Amended Definitions.  The following definitions set forth in the Agreement are hereby amended as follows:

       a.     Due Diligence Date.  The definition of Due Diligence Date set forth in Section 1.H. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

             “Due Diligence Date means January 6, 2006.”

2.     Miscellaneous.  The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect.  This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument.  Each party may rely upon a facsimile counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

Signatures to Follow

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:	SELCO SERVICE CORPORATION,
an Ohio corporation

	By:	/s/ DONALD C DAVIS
	Name:	Donald C. Davis
	Title:	Vice President

BUYER:	CUSHMAN & WAKEFIELD,
NET LEASE TRUST, INC.,
a Maryland corporation

	By:	/s/ DAVID H. WENK
	Name:	David H. Wenk
	Title:	Vice President

QUANTUM:	QUANTUM CORPORATION,
A Delaware corporation

	By:	/s/ MARY SPRINGER
	Name:	Mary Springer
	Title:	Treasurer

THIRD AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of this 5th day of January, 2006, by and among SELCO Service Corporation, an Ohio corporation (the “Seller”), Cushman & Wakefield Net Lease Trust, Inc., a Maryland corporation (the “Buyer”), and Quantum Corporation, a Delaware corporation (“Quantum”).

RECITALS:

A.      Seller, Buyer and Quantum have entered into that certain Agreement for Purchase and Sale of Real Property dated as of November 18, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated as of December 19, 2005, as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated as of December 29, 2005 (as amended, the “Agreement”), concerning the Property, as defined therein.  Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B.      Seller, Buyer and Quantum have agreed to modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties do hereby agree as follows:

1.      Amended Definitions.  The following definitions set forth in the Agreement are hereby amended as follows:

       a.      Due Diligence Date.  The definition of Due Diligence Date set forth in Section 1.H. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

              “Due Diligence Date means January 11, 2006.”

       b.      Required Closing Date.  The definition of Required Closing Date set forth in Section 1.U. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

              “Required Closing Date means January 31, 2006, or such earlier or later date as may be agreed by the parties.”

2.      Miscellaneous.  The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect.  This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument.  Each party may rely upon a facsimile counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

Signatures to Follow

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:	SELCO SERVICE CORPORATION,
an Ohio corporation

	By:	/s/ DONALD C. DAVIS
	Name:	Donald C. Davis
	Title:	Vice President

BUYER:	CUSHMAN & WAKEFIELD,
NET LEASE TRUST, INC.,
a Maryland corporation

	By:	/s/ DAVID H. WENK
	Name:	David H. Wenk
	Title:	Vice President

QUANTUM:	QUANTUM CORPORATION,
A Delaware corporation

	By:	/s/ MARY SPRINGER
	Name:	Mary Springer
	Title:	Treasurer

FOURTH AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS FOURTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of this 11th day of January, 2006, by and among SELCO Service Corporation, an Ohio corporation (the “Seller”), Cushman & Wakefield Net Lease Trust, Inc., a Maryland corporation (the “Buyer”), and Quantum Corporation, a Delaware corporation (“Quantum”).

RECITALS:

Seller, Buyer and Quantum have entered into that certain Agreement for Purchase and Sale of Real Property dated as of November 18, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated as of December 19, 2005, as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated as of December 29, 2005, as further amended by that certain Third Amendment to Agreement for Purchase and Sale of Real Property dated as of January 5, 2006 (as amended, the “Agreement”), concerning the Property, as defined therein.  Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

Seller, Buyer and Quantum have agreed to modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties do hereby agree as follows:

1.      Amended Definitions.  The following definitions set forth in the Agreement are hereby amended as follows:

       a.      Estoppel and Attornment Agreement.  The definition of Estoppel and Attornment Agreement set forth in Section 1.K of the Agreement is hereby deleted in its entirety and substituting in place thereof is the following text:

              “Estoppel and Attornment Agreement means, collectively, the Subtenant Estoppel Agreement, the First Amendment to Sublease Agreement, and Subordination, Nondisturbance and Attornment Agreement in the form attached hereto as Exhibit C.”

       b.      Quantum Space Leases.  The definition of Quantum Space Leases set forth in Section 1.T of the Agreement is hereby deleted in its entirety and substituting in place thereof is the following text:

              “Quantum Space Leases are the three (3) leases to be negotiated by Buyer and Quantum prior to the Close of Escrow (one for each of Building A, Building B and Building C) consistent with Exhibit F and on terms acceptable to Buyer and Quantum in their respective sole and absolute discretion.”

       c.      CCR Estoppels.  The definition of CCR Estoppels set forth in Section 6.E of the Agreement is hereby deleted in its entirety and substituting in place thereof is the following text:

              “CCR Estoppels are the estoppel certificates, in the respective forms attached to the Buyer’s title objection letter dated as of the date hereof from Buyer’s counsel to Quantum and Seller (the “Title Objection Letter”), to be executed and delivered on or prior to the Close of Escrow by Quantum, Seller and the other parties referenced in such forms.”

2.      Amended Text

       a.      The following text is added prior to the penultimate sentence of the last grammatical paragraph of Section 7.B(vi) Agreement:

              “Unless the Build Fit-Up Allowance has been fully paid by Quantum to Lockheed, as security for Quantum’s obligations hereunder with respect to the Building Fit-Up Allowance, Quantum shall provide to Buyer (or its assignee), no later than the first to occur of (i) Lockheed’s vacating all or substantially all of the premises subleased pursuant to the Existing Space Lease; (ii) any early termination of the Quantum Space Lease with respect to Building C or (iii) the date which is thirty (30) days prior to the expiry of the initial term of the Existing Space Lease in 2009, a clean irrevocable, transferable letter of credit (drawable upon presentation of a sight draft) to be maintained for a period of one (1) year beyond the applicable term of the Existing Space Lease (including any renewals or extensions thereof) in the amount of $700,000 and otherwise in form and substance satisfactory to Buyer and from a financial institution reasonably satisfactory to Buyer (KeyBank National Association is hereby deemed to be a financial institution reasonably satisfactory to Buyer).  Notwithstanding any contrary provisions in the Agreement, such representation, warranty and covenant shall survive the Close of Escrow without limitation on time or amount and shall also be included in the Quantum Space Lease for Building C.”

       b.      Section 7.B(vii) of the Agreement is hereby deleted in its entirety and the following text is added in place thereof:

              “(vii) Leasing Commissions.  There are no leasing commissions which are presently owing or payable or which may become payable by Quantum or Seller, or by Buyer or any subsequent owner of the Property or any sublandlord under the Existing Space Lease, in connection with the Existing Space Lease or any future renewal, expansion or extension thereof or exercise of any option or right of first refusal thereunder.  Notwithstanding any contrary provisions in the Agreement, such representation, warranty and covenant shall survive the Close of Escrow without limitation on time or amount (including without limitation those set forth in Section 7.E of the Agreement) and shall also be included in the Quantum Space Lease for Building C.”

       c.      The following text is added at the end of Section 7.B(xv) of the Agreement:

              “The Property has been constructed and developed in accordance with the requirements of all restrictions, covenants, conditions, easements, declarations, annexation agreements, joint maintenance and other agreements of record (including, without limitation, those set forth on the Title Report), and any guidelines, rules or regulations issued or promulgated thereunder, applicable to (or which were applicable at the time of) such construction and development), and Quantum and the Property have obtained all approvals and authorizations required thereunder from the requisite owner’s association, declarant, counterparty and/or architectural committee, including, without limitation, the Interquest Owners Association (f/k/a Fairlane Technology Park Owners Association) and the now or

               former Interquest Architectural Committee.  Quantum has not received any notice of, and has no knowledge of, any continuing obligations binding on Quantum or the Property under the Annexation Agreement described in item 18 of Schedule B, Section 2 of the Title Report.”

       d.      Section 8.A(iii) of the Agreement is hereby deleted in its entirety and the following text is added in place thereof:

              “Quantum shall have executed and delivered on or before the Close of Escrow each of the three Quantum Space Leases (one for each of Building A, Building B and Building C), each in form and substance satisfactory to Buyer in its sole and absolute discretion.  Buyer and Quantum shall negotiate the forms of such Quantum Space Leases diligently and in good faith and in a manner consistent with Exhibit F.”

       e.      The following text is added as a new Section 8.A(ix) of the Agreement:

              “Proposed Tropical Sun Imports Sublease.  Quantum acknowledges that the proposed sublease between Quantum Corporation and Tropical Sun Imports with respect to a portion of Building C has not been approved by Buyer, and any such sublease (and any ancillary agreements related thereto) must be approved by Buyer prior to the Close of Escrow (which approval shall not be unreasonably withheld by Buyer so long as the term of the sublease expires no later than June 30, 2006 (without further renewal or extension options), is for general office and/or warehouse use and for no other uses, does not permit the subtenant to make any alterations to or further sublet the Property and does not give subtenant rights with respect to portions of the Property other than the Building C subleased premises), failing which Buyer shall have no obligation to close escrow, and provided that if Buyer approves such sublease, such approval shall not establish any precedent as to, or limit or modify in any respect, Buyer’s rights to approve all other leases and subleases prior to the Close of Escrow in Buyer’s sole and absolute discretion as provided in this Agreement or any sublet approval rights of Buyer to be included in the Quantum Space Leases.  Quantum shall furnish Buyer with all information and documentation requested by Buyer in connection with the evaluation of such sublease.”

       f.      Section 8.C(i) of the Agreement is hereby deleted in its entirety and the following text is added in place thereof:

              “Buyer shall have executed and delivered on or before the Close of Escrow each of the three Quantum Space Leases (one for each of Building A, Building B and Building C), each in form and substance satisfactory to Quantum in its sole and absolute discretion.  Buyer and Quantum shall negotiate the forms of such Quantum Space Leases diligently and in good faith and in a manner consistent with Exhibit F.”

       g.      The following text is added as a new Section 10.E(2)(xvi) of the Agreement:

              “An assignment of all of Quantum’s right, title and interest in and to each of the three existing roofing system warranties and each of the three existing roofing membrane warranties (one for each of Building A, Building B and Building C) and the written consent in form and substance satisfactory to Buyer of Firestone Building Products Company (or its successor or assign) to such assignment, all at Quantum’s sole expense.  Quantum covenants to use reasonable efforts to obtain such consent to assignment prior to the Close of Escrow.”

       h.      The parties acknowledge and agree that all maintenance and service contracts to which Quantum is a party (other than the roof warranties described in Section 10.E(2)(xvi) of the Agreement) shall not be assigned to Buyer at the Close of Escrow and shall remain agreements between Quantum and the applicable vendor.

       i.      For the avoidance of doubt, if the Buyer terminates the Agreement pursuant to Section 11.C of the Agreement, or as a result of the failure to be satisfied of any condition precedent to Buyer’s obligation to close escrow under this Agreement, the Deposits shall be promptly refunded to Buyer.  In Section 12B(i) of the Agreement, Buyer shall not be entitled to receive a reimbursement for its due diligence costs solely to the extent that Quantum’s failure to consummate the Close of Escrow is not the result of (x) a default by Seller or Quantum in any material respect or a breach of any of Seller’s or Quantum’s representations or warranties under this Agreement or (y) the failure to satisfy a condition to Buyer’s obligation to perform which is within the reasonable control of Seller or Quantum (for purposes of this sentence, if the parties fail to reach agreement on the form and substance of the Quantum Space Leases, such failure shall not be deemed a condition within the reasonable control of Seller or Quantum giving rise to such reimbursement obligation of Quantum).

       j.      Exhibit Cattached to the Agreement is hereby deleted and substituted in place thereof is Exhibit C attached to this Amendment.

       k.      Quantum (with the cooperation of Seller) shall use reasonable efforts to obtain the Estoppel and Attornment Agreement and CCR Estoppels prior to the Close of Escrow.  Buyer shall have no obligation to accept any modifications or exceptions to the Estoppel and Attornment Agreement or CCR Estoppels, and any modifications or exceptions to the Estoppel and Attornment Agreement must be satisfactory to Buyer in its sole and absolute discretion and any modifications or exceptions to the CCR Estoppels must be satisfactory to Buyer in its reasonable discretion (provided that Buyer need not act reasonably to the extent that any such modification or exception to a CCR Estoppel indicates a default or violation of any legal requirement or contractual obligation by Quantum or Seller or with respect to the Property, or a monetary obligation of Quantum or Seller or binding on the Property not previously disclosed by Quantum to Buyer, or any other adverse matter affecting Quantum, Seller or the Property) .

       l.      Seller and Quantum acknowledge receipt of the Title Objection Letter on the date hereof.  Seller and Quantum acknowledge receipt of, and accepts and agrees to the terms of, the Assignment and Assumption of Agreement for Purchase and Sale of Real Property from the original Buyer to CS/Federal Drive LLC, a Delaware limited liability company, which shall become effective immediately upon execution and delivery of this Amendment by the parties hereto.

       m.      Notwithstanding anything to the contrary in the Agreement, Seller and Quantum acknowledge and agree that no Leasehold Deed of Trust will be permitted to encumber the Property following the Close of Escrow and that Buyer shall have no obligation to accept any such Leasehold Deed of Trust.

       n.      Buyer shall have a one-time right to extend the Required Closing Date for a period of up to five (5) business days upon written notice to Seller and Quantum delivered within one (1) business day of the then scheduled Required Closing Date, and delivery to the Escrow Holder of an addition to the Deposits in the amount of $250,000.

       o.      The Quantum Space Leases will provide that, upon Buyer’s request, Quantum shall obtain terrorism insurance coverage in such amounts, with such deductibles and on such terms as Buyer requires, and the costs of such terrorism insurance shall be borne equally by Buyer and Quantum.

3.      Miscellaneous.  The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect.  This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument.  Each party may rely upon a facsimile counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

Signatures to Follow

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:	SELCO SERVICE CORPORATION,
an Ohio corporation

	By:	/s/ DONALD C. DAVID
	Name:	Donald C. Davis
	Title:	Vice President

BUYER:	CUSHMAN & WAKEFIELD,
NET LEASE TRUST, INC.,
a Maryland corporation

	By:	/s/ DAVID H. WENK
	Name:	David H. Wenk
	Title:	Vice President

QUANTUM:	QUANTUM CORPORATION,
A Delaware corporation

	By:	/s/ MARY SPRINGER
	Name:	Mary Springer
	Title:	Treasurer

FIFTH AMENDMENT TO

AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS FIFTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of this 27th day of January, 2006, by and among SELCO Service Corporation, an Ohio corporation (the “Seller”), CS/Federal Drive LLC, a Delaware limited liability company (the “Buyer”), and Quantum Corporation, a Delaware corporation (“Quantum”).

RECITALS:

A.      Seller, Cushman & Wakefield Net Lease Trust, Inc., a Maryland corporation (“C&W”) and Quantum entered into that certain Agreement for Purchase and Sale of Real Property dated as of November 18, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated as of December 19, 2005, as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated as of December 29, 2005, as further amended by that certain Third Amendment to Agreement for Purchase and Sale of Real Property dated as of January 5, 2006, as further amended by that certain Fourth Amendment to Agreement for Purchase and Sale of Real Property dated as of January 11, 2006, as assigned by C&W to Buyer pursuant to that certain Assignment and Assumption of Agreement for Purchase and Sale of Real Property dated as of January 11, 2006 (as amended and assigned, the “Agreement”), concerning the Property, as defined therein.  Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B.      Seller, Buyer and Quantum have agreed to modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties do hereby agree as follows:

1.      Amended Definitions.  The following definitions set forth in the Agreement are hereby amended as follows:

       a.      Required Closing Date.  The definition of Required Closing Date set forth in Section 1.U. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

              “Required Closing Date means February 3, 2006, or such earlier or later date as      may be agreed by the parties.”

2.      Miscellaneous.  The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect.  This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument.  Each party may rely upon a facsimile counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

Signatures to Follow

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:	SELCO SERVICE CORPORATION,
an Ohio corporation

	By:	/s/ DONALD C. DAVIS
	Name:	Donald C. Davis
	Title:	Vice President

BUYER:	CS/FEDERAL DRIVE LLC,
a Delaware limited liability company

	By:	CWNLT Federal Drive LLC,
its manager

	By:	Cushman & Wakefield Net Lease
Operating Partnership, L.P.,
its manager

	By:	Cushman & Wakefield
Net Lease Trust, Inc.,
its general partner

	By:	/s/ DAVID H. WENK
	Name:	David H. Wenk
	Title:	Vice President

QUANTUM:	QUANTUM CORPORATION,
A Delaware corporation

	By:	/s/ MARY SPRINGER
	Name:	Mary Springer
	Title:	Treasurer

SIXTH AMENDMENT TO
AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY

THIS SIXTH AMENDMENT TO AGREEMENT FOR PURCHASE AND SALE OF REAL PROPERTY (this “Amendment”) is made as of this 2nd day of Feburary, 2006, by and among SELCO Service Corporation, an Ohio corporation (the “Seller”), CS/Federal Drive LLC, a Delaware limited liability company (the “Buyer”), and Quantum Corporation, a Delaware corporation (“Quantum”).

RECITALS:

A.      Seller, Cushman & Wakefield Net Lease Trust, Inc., a Maryland corporation (“C&W”) and Quantum entered into that certain Agreement for Purchase and Sale of Real Property dated as of November 18, 2005, as amended by that certain First Amendment to Agreement for Purchase and Sale of Real Property dated as of December 19, 2005, as further amended by that certain Second Amendment to Agreement for Purchase and Sale of Real Property dated as of December 29, 2005, as further amended by that certain Third Amendment to Agreement for Purchase and Sale of Real Property dated as of January 5, 2006, as further amended by that certain Fourth Amendment to Agreement for Purchase and Sale of Real Property dated as of January 11, 2006, as assigned by C&W to Buyer pursuant to that certain Assignment and Assumption of Agreement for Purchase and Sale of Real Property dated as of January 11, 2006, as further amended by that certain Fifth Amendment to Agreement for Purchase and Sale of Real Property dated as of January 27, 2006 (as amended and assigned, the “Agreement”), concerning the Property, as defined therein.  Unless otherwise defined herein, all initially capitalized terms have the meanings assigned to such terms in the Agreement.

B.      Seller, Buyer and Quantum have agreed to modify the Agreement in certain respects, all as more particularly set forth in this Amendment.

NOW THEREFORE, for and in consideration of the recitals set forth above and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and agreed, the parties do hereby agree as follows:

1.      Amended Definitions.  The following definitions set forth in the Agreement are hereby amended as follows:

       a.      Required Closing Date.  The definition of Required Closing Date set forth in Section 1.U. of the Agreement is hereby amended by deleting it in its entirety and substituting in place thereof the following text:

              Required Closing Datemeans February 6, 2006, or such earlier or later date as       may be agreed by the parties.”

2.      Miscellaneous.  The Agreement, as amended hereby, is hereby ratified, confirmed and deemed in full force and effect.  This Amendment may be executed in multiple counterparts, each of which will be deemed an original, but together will constitute one instrument.  Each party may rely upon a facsimile counterpart of this Amendment signed by the other party with the same effect as if such party had received an original counterpart signed by such other party.

Signatures to Follow

IN WITNESS WHEREOF, this Amendment has been executed as of the date and year first above written.

SELLER:	SELCO SERVICE CORPORATION,
an Ohio corporation

	By:	/s/ DONALD C. DAVIS
	Name:	Donald C. Davis
	Title:	Vice President

BUYER:	CS/FEDERAL DRIVE LLC,
a Delaware limited liability company

	By:	CWNLT Federal Drive LLC,
its manager

	By:	Cushman & Wakefield Net Lease
Operating Partnership, L.P.,
its manager

	By:	Cushman & Wakefield
Net Lease Trust, Inc.,
its general partner

	By:	/s/ DAVID H. WENK
	Name:	David H. Wenk
	Title:	Vice President

QUANTUM:	QUANTUM CORPORATION,
A Delaware corporation

	By:	/s/ MARY SPRINGER
	Name:	Mary Springer
	Title:	Treasurer